UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2025

SRx Health Solutions, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	SXRH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to raise sufficient capital to finance our planned operations, market acceptance of our technology and product offerings, our ability to attract and retain key personnel, our ability to protect our intellectual property, and estimates of our current cash position and future needs. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

On April 24, 2025, 1000994476 Ontario Inc. (“AcquireCo”), a corporation existing under the laws of the Province of Ontario and an indirect wholly-owned subsidiary of Better Choice Company Inc., a Delaware corporation (“Predecessor”), amalgamated (the “Merger” or the “Business Combination”) with and into SRx Health Solutions, Inc., a corporation organized under the laws of the Province of Ontario (“SRx Health”). SRx Health was the surviving corporation of that Merger and in connection with the Merger adopted the legal name “SRx Health Solutions (Canada) Inc.” under Ontario statute. As a result of the Merger, Predecessor acquired the business of SRx Health and will continue the existing business operations of SRx Health as a wholly-owned subsidiary. In connection with the Merger, on April 24, 2025 Predecessor changed its corporate name from “Better Choice Company Inc.” to “SRx Health Solutions, Inc.” by the filing of a Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit 3.6.

As used in this Current Report, the terms the “Company”, “we,” “us,” and “our” refer to Predecessor, its wholly-owned subsidiary SRx Health, and its subsidiary Halo, Purely for Pets, Inc., a Delaware corporation (“Halo”), after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. The term “Predecessor” refers to Better Choice Company Inc., a Delaware corporation, before giving effect to the Merger; and the term “SRx Health” refers to SRx Health Solutions, Inc., a corporation organized under the laws of the Province of Ontario, before giving effect to the Merger.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This current report responds to the following items on Form 8-K:

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 5.01	Changes in Control of the Registrant

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

Item 2.01.	Completion of Acquisition or Disposition of Assets

THE MERGER AND RELATED TRANSACTIONS

The Merger

On September 3, 2024, Predecessor, SRx Health, AcquireCo and 1000994085 Ontario Inc., a direct wholly-owned subsidiary of the Company and corporation existing under the laws of the Province of Ontario (“CallCo”) entered into an Arrangement Agreement (the “Arrangement Agreement”), and the Merger was completed on April 24, 2025 (which we refer to as the “Closing Date”). Before their entry into the Merger Agreement, no material relationship existed between Predecessor, AcquireCo and CallCo, on the one hand, and SRx Health, on the other hand. A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

Pursuant to the Arrangement Agreement, on the Closing Date, AcquireCo, a wholly-owned subsidiary of Predecessor, merged with and into SRx Health, with SRx Health remaining as the surviving entity. Predecessor acquired the business of SRx Health pursuant to the Merger and will continue the existing business operations of SRx Health as a wholly-owned subsidiary.

On the Closing Date, Predecessor issued to certain holders of the common stock of SRx Health 8,898,069 shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), and AcquireCo issued to certain holders of the common stock of SRx Health 19,701,935 shares in the capital stock of AcquireCo which shares are exchangeable into Company Common Stock (the “Exchangeable Shares”) on a one-for-one basis. The common stockholders of Predecessor before the Merger retained 5,403,460 shares of our Company Common Stock. As a result, immediately following the Closing, SRx Health’s former stockholders and Predecessor’s existing stockholders held approximately 84% and 16%, respectively, of the total combined voting power of all classes of our stock entitled to vote (including the Exchangeable Shares).

The rights attendant to our Company Common Stock are set forth in the Company’s certificate of incorporation, as amended to date, a copy of which is attached hereto as Exhibits 3.1 through 3.6.

The Merger will be treated as a reverse merger of the Company for financial accounting purposes. The historical financial statements of Predecessor before the Merger will be replaced with the historical financial statements of SRx Health before the Merger in all future filings with the Securities and Exchange Commission (the “SEC”).

Following the Closing Date, our board of directors consists of five members. On the Closing Date, pursuant to the Arrangement Agreement, three of the then-current members of the Company’s board of directors (the “Board”) resigned, which directors were Kent Cunningham, Gil Fronzaglia and John M. Word III. The two remaining directors, Michael Young and Lionel Conacher, appointed three new directors in their stead, which three new directors are Adesh Vora, Simon Conway and David White. In a meeting of Predecessor’s stockholders held on March 21, 2025, the Predecessor’s stockholders approved of the Arrangement Agreement, including the provision therein that such three new directors would be seated effective simultaneous with the Closing. As a result, the appointment of Mr. Vora, Mr. White and Mr. Conway as directors was effective immediately upon closing of the Merger. Mr. Young and Mr. Conacher, directors of Predecessor, remain as directors of the Company. Also on the Closing Date, Mr. Vora was appointed as Executive Chairman of the Company and Davender Sohi was appointed as President of the Company. Also on the Closing Date, Mr. Cunnigham, Chief Executive Officer of Predecessor, and Carolina Martinez, Chief Financial Officer of Predecessor, were ratified and confirmed as maintaining the same respective positions with the Company. Our officers and directors as of the Closing Date are further identified in this Current Report under the heading “Directors and Executive Officers.”

The parties have taken all actions necessary to ensure that the Merger is treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of shares of Company Common Stock to holders of SRx Health capital stock in connection with the Merger was exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the Merger, Predecessor issued to a single investor a combination of 4,036,697 shares of Company Common Stock and pre-funded warrants to purchase Company Common Stock at a price of $2.18 per share, or $8.8 million in the aggregate, in a private placement transaction (the “Private Placement”). The issuance of shares of Company Common Stock in the private placement was exempt from registration under Section 4(2) of the Securities Act.

Current Ownership

Immediately after giving effect to the Merger and the Private Placement, our issued and outstanding securities on the closing of the Merger is as follows:

●	14,301,529 shares of Company Common Stock;
●	Warrants to purchase 3,125,042 shares of Company Common Stock; and
●	19,701,935 shares of Company Common Stock issuable upon the exchange of Exchangeable Shares therefor.

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Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger,” and SRx Health is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of SRx Health, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of SRx Health, historical operations of SRx Health and operations of SRx Health from the Closing Date of the Merger. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of Company Common Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

DESCRIPTION OF BUSINESS

Immediately following the Merger, the business of SRx Health became the business of the Company, along with the existing business of Halo. Because the Merger is being accounted for as a “reverse merger,” and SRx Health is deemed to be the acquirer in the reverse merger, the business description below is a description of the Company’s business based on SRx Health’s operations.

Company History

General. The Company was incorporated in the State of Nevada in 2001 under the name Cayenne Construction, Inc., and in 2009, changed its name to Sports Endurance, Inc. Effective March 11, 2019, the Company changed its name to Better Choice Company Inc. after reincorporating in Delaware. On April 24, 2025, in connection with the closing of the Merger, the Company changed its corporate name from Better Choice Company Inc. to “SRx Health Solutions, Inc.”

The Merger Transaction. As described in greater detail above, on April 24, 2025, AcquireCo, a wholly-owned subsidiary of Predecessor, amalgamated with and into SRx under the statutes of the Province of Ontario, Canada, with SRx as the surviving corporation of the Merger. As a result of the Merger, the Company acquired the business of SRx, which now continues its existing business operations as the Company’s wholly-owned subsidiary.

About the Company’s Subsidiaries. The Company now operates its specialty pharmacy business through its wholly-owned subsidiary SRx Health Solutions, (Canada) Inc., a corporation organized under the laws of the Province of Ontario (“SRx Health”) and its pet health and wellness business through its subsidiary Halo, Purely for Pets, Inc., a Delaware corporation (“Halo”). As part of the Merger, the Company dividend out 17% of the issued and outstanding capital stock of Halo to its stockholders of record on April 23, 2025 (i.e., the day before the closing of the Merger).

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Description of the Specialty Pharmacy Business Conducted by SRx Health

Company Overview

SRx Health is an integrated, Canadian health care services provider that operates within the specialty healthcare industry. SRx Health has developed a collaborative specialty healthcare network (the “SRx Network”) that strategically positions SRx Health to achieve business objectives. The SRx Network is comprised of 20 specialty pharmacies, 34 infusion clinics and injection sites, four clinical trials sites, patient support programs (“PSP”), allied health team and nursing services, and a wholly owned Health Canada accredited pharmaceutical wholesale and distribution facility located in Mississauga, Ontario. The SRx Network extends across all 10 Canadian provinces, making it one of the most accessible providers of comprehensive, integrated and customized specialty healthcare services in Canada.

Specialty pharmacies and clinics focus on the provision of a subset of prescription medicines termed, “specialty drugs”. Specialty drugs generally refer to medications that are high-cost (list price typically in excess of US$6,000 per year), require complex infrastructure to administer and distribute, and cannot be accessed, administered or managed at traditional retail pharmacies. Specialty drugs are typically used to treat complex, chronic, or rare diseases which are becoming increasingly prevalent. The SRx Network consists of a collaborative and complex network of industry stakeholders, including physicians, pharmacists, pharmaceutical companies and distributors, PSPs, third-party payors and nurses, who work to administer, manage and distribute specialty drugs. The complexities of the required infrastructure represent a significant barrier to entry for traditional retail pharmacies.

Description of Business, Operational Overview and Business Objective

SRx Health was founded in 2013 by Adesh Vora. After over 12 years of operating six traditional retail pharmacies that focused on low-cost, high-volume, Mr. Vora opened two specialty pharmacies in Ontario. Mr. Vora recognized the need to provide a high quality of care for costly and complex specialty drugs which were beyond the scope of traditional retail pharmacies. Since 2013, the SRx Network has grown primarily by opening and acquiring new specialty pharmacies and health clinics, expanding its wholesale distribution capabilities, and increasing the types and scale of health services provided. In its current form, SRx Health stands as one of just a few specialty pharmacy chains in Canada, and is the newest entrant in the space. SRx Health currently employs approximately 444 people including 181 pharmacy team members, 146 nurses (Nursing Team Members), 8 clinical trial technicians, 23 patient support workers, and 86 corporate staff. For the year ended at September 30, 2023, SRx Health’s revenue was approximately CAD$161 million and its Adjusted EBITDA was CAD$11.4 million and for the nine months ended at June 30, 2024, its revenue was $159 million and its Adjusted EBITDA was CAD$6.2 million.

Going forward, SRx Health plans on growing by acquiring new pharmacies and clinics and integrating them into the SRx Network, leveraging existing specialty infrastructure to drive organic growth, expanding its wholesale distribution capabilities, further developing its service offerings through investment in technology, and accelerating our clinical trials business. In addition, SRx Health will continue to focus on organically growing through expanding its patient support programs and expanding its collaborations.

Over the last 10 years, SRx Health has constructed a collaborative network across Canada to make access to specialty healthcare simple for Canadians. The provision of comprehensive specialty health care requires a complex sophisticated network that works cohesively to provide its patients with optimal care. The SRx Network is comprised of physicians, pharmacists, pharmaceutical companies and distributors, PSPs, insurers, nurses and other industry stakeholders who provide Canadians with access to a full suite of comprehensive, integrated, and customized specialty healthcare services. The Canadian industry is currently fragmented and requires patients to independently seek specialty care without the benefit of a collaborative network. The SRx Network alleviates this burden by making it easy for patients and other stakeholders alike to access and navigate specialty healthcare in an otherwise difficult environment.

Specialty Pharmacies

SRx Health owns and operates 20 specialty pharmacies across eight provinces in Canada (all provinces other than in Prince Edward Island and Québec). SRx Health’s team of pharmacists are highly skilled, knowledgeable, and equipped with the proper training and experience required to dispense specialty drugs. The pharmacy team is passionate about providing each patient with the best possible experience, and its services extend beyond the traditional care seen at retail pharmacies. For example, SRx Health assists patients in applying for insurance coverage and special authorizations for certain specialty medications, and will work with drug manufacturer programs to ensure patients incur the least possible expense for any medication. Moreover, SRx Health’s pharmacies provide complementary medication reviews, administer injections (as allowed by provincial regulation), and offer no-charge blister packing and free same-day medication delivery.

SRx Health leases each of its specialty pharmacy locations and do not own any of the real estate. Revenue is primarily earned through dispensing fees, product markups, professional services and over-the-counter sales. As at December 31, 2023, revenue from SRx Health’s specialty pharmacies make up approximately 97.2% of its total revenue.

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Wholesale and Distribution

SRx Health operates a 4,800 square foot distribution facility in Mississauga, Ontario, which is accredited by Health Canada and is a member of the Canadian Association for Pharmacy Distribution Management (“CAPDM”). SRx Health collaborate with pharmaceutical companies to procure specialty drugs and in turn distribute these drugs to both SRx Health and independent pharmacies, as well as to clinics and specialty practitioners in various settings. SRx Health’s pharmacies benefit from SRx Health’s vertically integrated model through increased accessibility to specialized drugs, stable inventory levels, and quick delivery of product. Moreover, distributing under the SRx Health brand allows SRx Health’s pharmacies to take advantage of additional margins on dispensed medication. Specialty practitioners trust SRx Health to adhere to guidelines and quality controls and use its customized logistics to reduce supply chain complexities and management costs. This is an area with intensive barriers to entry given the complex nature of both Health Canada’s regulatory requirements, as well as those of SRx Health’s pharmaceutical company partners who focus on establishing synergistic relationships with proven wholesale and distribution partners.

SRx Health leases the land and building of its distribution facility. Revenue from our wholesale and distribution operations is primarily earned through product markups. As at December 31, 2023, revenue from SRx Health’s wholesale and distribution operations make up approximately 0.4% of its total revenue.

Specialty Health Clinics, Infusion Spaces and Injection Sites

SRx Health owns and operates 34 specialty health clinics, infusion spaces and injection sites (collectively “Health Clinics”). SRx Health’s specialty Health Clinics and staff are appropriately accredited and well equipped to administer intravenous (“IV”) infusions, intramuscular (“IM”) and subcutaneous (“SC”) injections, including biologics and other specialized, novel therapies. The following are just a few of the diseases that SRx Health is experienced in caring for: mental health, Crohn’s disease, ulcerative colitis, ankylosing spondylitis, diabetes, heart disease, oncology, lung disease, rheumatoid arthritis, psoriatic arthritis, iron deficiency, osteoporosis, allergies, atopic dermatitis, plaque psoriasis, and asthma.

SRx Health leases each of its clinic locations and do not own any of the real estate. The primary purpose of SRx Health’s specialty health clinics is to help drive revenue generation at its pharmacies.

Patient Support Programs

SRx Health’s PSPs leverage the benefits of SRx Health’s integrated network to help patients navigate Canada’s fragmented healthcare system and provide them with the most comprehensive care possible. SRx Health’s PSPs guide patients through the entirety of their healthcare journey, including, but not limited to, reimbursement and co-pay support, integrated physician, and pharmacy services, drug distribution, injection and infusion at SRx Health’s clinics, access to nursing, and patient education and training to promote adherence and comfort with their specialized drugs. SRx Health’s PSPs also provide patients with access to on-call regulatory and consulting support, periodic regulatory and research support, real-time Information Change Notices (“INC”) on important changes to health requirements, and monthly reports on health requirements, including potential patient impact.

SRx Health’s PSP business model positions SRx Health to capitalize on the growing specialty drugs segment and become the preferred pharmacy of choice for new specialty drug launches when compared to competitors. The primary purpose of SRx Health’s PSP business model is to help drive revenue generation at its pharmacies.

Nursing Services

SRx Health offers a wide range of professional health and nursing services within its clinic network across a variety of therapeutic areas including, but not limited to, infectious diseases, rheumatology, dermatology, gastroenterology, urology, endocrinology, cardiology, ophthalmology, neurology, family planning and fertility consultations, and addictions. SRx Health tailors its health and nursing services to the unique needs of its patients and believe that by doing so, it is able to better drive patient outcomes. The team consists of nurse practitioners, registered nurses, registered psychiatric nurses, registered practical nurses, a diabetes nurse educator, registered dietitians, addiction counsellors, social workers, outreach workers and administrative coordinators who provide care in clinics and in-patient homes. SRx Health’s health and nursing services are a value-added service for the rest of the SRx Network, with a goal of providing other stakeholders with a convenient partner for integrated patient care.

The primary purpose of SRx Health’s nursing services is to help drive revenue generation at its pharmacies.

Clinical Trials

In 2019, SRx Health added clinical trials to its existing network through the strategic acquisition of Toronto Digestive Disease Associates, Inc. d/b/a TDDA Specialty Research (“TDDA”). TDDA is an established leader in clinical trial research with over 20 years of experience working with industry specialists and the healthcare community to advance therapeutic treatment options. It assists researchers in study feasibility and site capacity assessments, protocol design consultations, central budget negotiations and full clinical protocol execution. TDDA has successfully completed numerous clinical trials and has established relationships with several key pharmaceutical sponsors, Contract Research Organizations (“CROs”), and qualified investigators. TDDA currently has active studies across the range of GI indications that are actively recruiting and enrolling patients. One of SRx Health’s goals is to continuously expand the number of active studies, enter into other therapeutic areas and establish additional clinical sites.

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SRx Health leases each of its clinical trial sites and do not own any of the real estate. Revenue from SRx Health’s clinical trials is primarily earned through fees received for completed trials. As at December 31, 2023, revenue from SRx Health’s clinical trials make up approximately 0.5% of its total revenue.

Overall Performance, Industry Trends and Economic Factors

The Canadian pharmacy sector is characterized by a unique balance of growth and stability underpinned by the market’s exposure to favorable secular trends and the essential nature of the goods and services it provides. The industry is comprised of approximately 11,000 retail pharmacies and drug stores engaged in the retailing of prescription and non-prescription medication and ancillary merchandise, with approximately half of the operators independently owned and the balance being part of established chains such as McKesson Corporation, Loblaw and Metro. On average, a single location pharmacy in Canada generates approximately CAD$1 million in annual revenue with the majority of sales closely linked to spending on prescribed pharmaceutical drugs.

In 2021, prescription drug spending in Canada was estimated to be approximately CAD$35.4 billion,13 representing a year-over-year growth of 1.3%, and the projected growth rate in annual prescription sales was estimated to increase by approximately 5.4%.

The Canadian pharmacy sector has previously been less susceptible to recessionary effects and the fluctuations of the broader macroeconomic environment. Due to Canadian provincial regulations and a largely standardized reimbursement framework driven by both public and private payors, financial performance has been largely predictable across the pharmacy industry with more than 80% of Canadian operators achieving profitability. As such, the sector continues to offer an attractive and compelling opportunity for both operators and investors alike.

The Specialty Pharmacy Sub-Sector

Goods and services at the retail level are generally homogenous across pharmacy operators. As such, traditional pharmacies tend to rely on brand loyalty, ease of access and footprint density to drive customer visits. However, specialty pharmacies represent a distinct sub-sector that operates at the intersection of full-service patient care and complex disease management through a broad range of oral, injectable and infusible specialty pharmaceuticals. Specialty pharmacies provide many services similar to traditional pharmacies, albeit to patients with complex and often chronic health conditions that require comprehensive therapies or specialty pharmaceuticals. Specialty drugs typically carry higher cost, more stringent handling and administration practices, and rely on highly specialized storage and distribution infrastructure. Traditional pharmacies and distributors are designed to manage high volume, lower cost products, and generally lack both the deep clinical expertise and administrative support functions necessary to effectively deliver specialty pharmacy services. As a result, specialty pharmacies are uniquely positioned to provide patients with a differentiated scope of care, access to specialty drugs, and the critical support and knowledge systems necessary to deliver and administer such drugs.

The Canadian specialty pharmacy sub-sector has experienced significant growth in recent years with growth of specialty drug spend reaching +9.7% from 2018 – 2022 and outpacing that of traditional drugs at +7.1% over the same period. The specialty pharmacy vertical continues to represent a structurally critical component of the Canadian healthcare system, serving the vital needs of a select group of Canadians but accounting for a disproportionately large share of annual drug spend at approximately 40% of the total spend in 2021, or CAD$14 billion out of a total spend of CAD$35.4 billion. These figures are expected to increase year-over-year; in 2021, approximately 40% of eligible insurance plan submissions were made in respect of specialty drugs, and by 2026 specialty drug spend is projected to account for over 50% of eligible insurance plan submissions.

Specialty pharmacy products and services remain a fundamental necessity regardless of economic activity due to limited access to specialty drugs and a lack of alternative treatments for complex illness. As such, corresponding revenues generally do not decrease significantly during periods of slower economic activity as demand does not materially fluctuate during such periods. Similarly, specialty pharmaceutical wholesale distribution chains servicing pharmacies, hospitals, patients and specialty practitioners also benefit from the stability and resiliency that characterizes the specialty drugs market. Looking ahead, the outlook remains robust as chronic diseases continue to become more prevalent with more than 44% of Canadians aged 20 and above currently reported to live with chronic and complex illnesses that require specialty medications.

SRx Health believes that its SRx Network positions it well to capitalize on the favourable trends that underpin our industry, as outlined below.

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Aging Demographic and Growing Prevalence of Chronic Illnesses Driving Demand for Specialty Pharmaceuticals

The Canadian specialty pharmacy industry is expected to benefit from demographic trends that will drive increasing demand for specialty pharmaceuticals and associated services. The Canadian population of seniors (defined as people aged 65 and older) is projected to increase and account for close to approximately one-quarter of the overall population by 2030 compared to just 16% in 2014. As individuals age, chronic illnesses become more prevalent leading to a significant increase in use of prescription medications and specifically specialty pharmaceuticals. Notably, it has been found that 81% of Canadians aged 60 – 79 require at least some form of prescription with 52% taking three or more prescription drugs. This is in contrast to just 38% of Canadians aged 18 – 39 requiring a prescription and 7% who medicate with three or more prescription drugs. Furthermore, data from the Canadian Community Health Survey indicate that just under three-quarters (or 73%) of Canadians over 65 report having at least one chronic illness, and that approximately one-third (33%) of this cohort report having two or more chronic illnesses. As a result, Canada’s aging demographic, coupled with the growing prevalence of chronic illnesses among the Canadian population, will continue to underpin the long-term demand and growth trajectory of the country’s specialty pharmacy industry.

Increasingly Critical Role and Expanding Scope of Pharmacist Practice

Pharmacies represent a critical healthcare delivery channel in the Canadian healthcare system and play an important role in elevating access to care and the overall wellbeing of Canadians. As healthcare continues to evolve and increasingly take place in the home and community, pharmacies will become the most accessible and logical point of care for communities across the country. Recent legislative initiatives have broadened the scope of pharmacists’ practice to enable pharmacists to independently prescribe, renew and adjust select medications, as well as administer vaccinations and injections, order lab tests and facilitate related key services. The legislative changes were enacted primarily in response to Canada’s national physician shortage with an estimated 5 million Canadians without a provider as of 2019, rendering walk-in clinics and emergency rooms the only point of service for prescriptions and other health concerns. This shortage placed undue strain on the healthcare system and contributed to an increase in backlog for various specialty treatment programs, both of which were evidently exacerbated by the COVID-19 pandemic that emerged in 2020.

Due to inherently broader accessibility and adaptability, pharmacies are well positioned to alleviate many existing inefficiencies faced by the Canadian healthcare system. Canadian pharmacy services are readily accessible with approximately 91% of Ontario’s population, representing 35% of the Canadian population, living within five kilometers of a pharmacy. According to a 2019 study by Nurse Practitioner Association of Canada, Canadians visit pharmacists up to 10 times more frequently than they visit any other healthcare providers including physicians and nurses, with approximately 55% of Canadians visiting a pharmacy at least once a week. Patients also face significantly reduced wait times relative to walk-in clinics or emergency rooms with the ability to access care in a matter of minutes compared to hours, and an overwhelming number of Canadians (93%) have indicated that they trust pharmacists as their first point of care. Furthermore, the COVID-19 pandemic provided irrefutable evidence of the adaptability and resourcefulness of the Canadian pharmacy industry. In 2020, Canadian pharmacies witnessed a +550% increase in the number of patients seeking assistance in securing medication refills in lieu of visiting a physician, and a +50% increase in the number of pharmacist consultations that resulted in a corresponding prescription drug purchase. Specialty pharmacies across select provinces also became the point of service for COVID-19 asymptomatic testing which demonstrated yet another example of pharmacies delivering critical healthcare services beyond their standard scope of practice.

Robust Specialty Drug Pipeline Supported by Increased Emphasis on Specialty Drugs Development

In 2021, the Canadian pipeline for new medications was comprised of close to 8,500 drugs in various stages of development, which was well above the average recorded in recent years and meaningfully higher than 2020, which saw only 7,000 drugs under development. Notably, 60% of the development pipeline is comprised of specialty drugs, underscoring the notion that drug manufacturers and the broader pharmaceutical industry have a renewed focus on research and development initiatives to commercialize treatments targeting complex chronic illnesses or rare diseases. An increase in specialty drug approvals is closely tied to increased spending with several key disease verticals demonstrating significant growth since 2019 including rare diseases (+50%), cystic fibrosis (+20%), multiple sclerosis, asthma, skin, and other inflammatory conditions (15% each).

As drug manufacturers continue to allocate more resources towards the development of specialty pharmaceuticals and ultimately introduce a greater selection of more effective and novel medications to the Canadian market, SRx Health expects that specialty pharmacies will be relied upon to ensure proper distribution and administration as the keystone healthcare delivery channel to millions of Canadians which further reinforces the long-term outlook of the sector.

Transactions with Related Parties

SRx Health’s related party transactions include transactions its key management, personnel, majority shareholders and affiliated entities. In the normal course of operations, SRx Health enters into various transactions with related parties that are measured at the agreed-upon exchange amount. SRx Health, through its wholesale and distribution entity, ConnectRx Inc., sells and distributes certain pharmaceuticals to associated entities. These sales are measured at the agreed-upon exchange amount.

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Competition

The business of providing specialty pharmacy services in Canada is highly competitive, and SRx Health faces competition from a variety of parties. There are national and regional players across Canada that compete in this space.

National Operator of Specialty Pharmacies

SRx Health is one of just a few specialty pharmacy chains in Canada. The SRx Network has allowed SRx Health to move fast to penetrate the market. SRx Health believes its market share will continue to grow in tandem with the expansion of the key segments of its business as described herein. SRx Health’s brick-and-mortar retail presence in eight provinces gives it an advantageous pharmacist to patient ratio at physical retail locations when compared to its peers, which provides patients quicker and more convenient access to a pharmacist when in need. SRx Health focuses on having brick-and-mortar pharmacies while its competitors often dispense specialty drugs from closed distribution facilities that do not allow for any face-to-face interaction with patients and physicians. This is a key competitive advantage compared to SRx Health’s competitors. This enhanced service allows SRx Health to provide patients with flexibility in terms of how they wish to access their medication. Existing traditional pharmacy models do not offer the full ecosystem of comprehensive care options, which strategically positions SRx Health to service the specialty market in Canada and grow its market share. There are also significant barriers to entry for traditional retail pharmacies. Dispensing specialty drugs requires extensive training and experience, investment in infrastructure and programs (inclusive of PSP), and exclusive distribution rights from manufacturers, each of which takes significant time and resources to establish, maintain, and grow.

Specialty Drug Access

For access to specialty drugs, there are significant barriers to access as there are stringent regulatory requirements and pharmaceutical companies typically prefer to only work with a limited number of established national partners who are experienced, reliable, and have the existing infrastructure and capacity to successfully commercialize their products. SRx Health’s access to specialty drugs is driven by its national SRx Network, including its ability to leverage its wholesale distribution capabilities to deliver specialty drugs quickly. Since inception, SRx Health has grown the number of specialty drugs it offers

SRx Health has various wholesale and distribution agreements with major multi-national pharmaceutical companies, which allows the Company to distribute critical specialty drugs across Canada and provides the Company with access to a large variety of types of drugs available for distribution in Canada. These agreements take years to establish and require strong relationships and a proven track record of delivering on the expectations of the pharmaceutical companies.

Collaborative Network

The SRx Network is unique. A recent survey found that half of specialty pharmacists report the average specialty prescription takes at least four days to fill and that wait times of seven to 10 days are not uncommon. The SRx Network allows SRx Health to operate at a much higher efficiency level and it is generally able to reduce those wait times by up to 50%. Furthermore, from the time SRx Health’s PSP team contacts a patient to the time of the first offered appointment at a clinic, SRx Health averages 1.1 business days on a rush basis, whereas SRx Health estimates, using its industry knowledge, that the industry standard is approximately three business days.

SRx Health’s network of interdisciplinary teams work closely to reduce patient wait times to receive drug therapies, reduce drug-drug interactions and optimize patient outcomes. This reduces the overall burden on other industry stakeholders, lowers costs for insurance providers, and can drive value for pharmaceutical companies. The current Canadian industry is fragmented and requires patients to attempt to access comprehensive specialty healthcare on their own. The SRx Network solves this issue by making it easy for patients to access and navigate specialty healthcare services in an otherwise difficult environment. SRx Health’s comprehensive, patient-focused specialty pharmacy services ensure that patients receive a superior standard of care, including assistance with complicated medication therapies, refill processing, third-party funding support programs, side-effect management and adherence monitoring.

SRx Health customizes solutions for each patient based on the patient’s overall health, disease, family history, lifestyle and financial means. Below are some of the key features of the SRx Network, some of which are features of SRx Health’s ancillary verticals, such as nursing and PSP, that were established to increase quality of care and optimize patient outcomes while simultaneously supporting and driving its specialty drug dispensing volume, which is its main source of revenue:

● Insurance Navigation – Specialty medications normally require prior authorization or approval from third-party payors. SRx Health employs reimbursement specialists within every pharmacy to help patients navigate the complex authorization process. Reimbursement specialists work with patients, physicians, and third-party payors to provide a seamless experience and SRx Health’s average reimbursement submission time is 1.3 business days from the time it is engaged to assist with the submission.

● Expertise in Pharmacy Services – SRx Health’s expanding range of pharmacy services has grown to include patient management and patient triaging, comprehensive drug consultations, RFID patient adherence tracking, drug handling and dispensing, pill packs/PACMED machine automation, digital services, fibroscans and point-of-care testing, travel medicine, flu shots; provision of PrePrx, HIV prevention care, compounding; and COVID-19 testing, among others.

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● Storage and Handling – SRx Health pharmacy team members are trained in the storage and handling of specialty drugs. Most specialty drugs require special handling until administration and SRx Health’s team members are experts in adhering to the requisite standard and procedures.

● Focus on Pharmacists – SRx Health pharmacists are the centre of its network. They have expertise treating complex diseases and providing specialized clinical services by independently prescribing, renewing, and adjusting select medications, as well as administering vaccinations and injections, ordering lab tests and facilitating related key services.

● Patient Education and Coordination of Care – Specialty drugs generally require a certain level of patient education and pre-initiation set-up. SRx Health pharmacists are trained in subspecialties to provide comprehensive education to patients prior to treatment initiation. In addition, some drugs require a certain criterion to be met before patients start the drugs, such as negative x-rays and tuberculosis tests, and some involve injectables that require administration at fusion clinics or at home with a nurse. SRx Health nurses and pharmacists are trained on ensuring the criteria are met prior to initiation.

● Quality of Care – In order to improve the quality of care and patient outcomes SRx Health’s pharmacies focus on having a touchpoint with patients at least once a month. Additionally, each time a patient is scheduled for delivery of drugs, they have the option of receiving a consultation from a pharmacist. Frequent touchpoints also ensure any changes in a client’s medication profile are caught immediately to prevent adverse drug-drug interactions and minimize adverse reactions.

● Storefront Presence – All SRx Health’s pharmacies have storefronts that allow for convenient in person consultations (such as injection training) and access to retail medications. The majority of major specialty pharmacy chains in Canada do not have a storefront presence at scale with ours. Additionally, the SRx Network and investment in technology allows patients to access virtual consultations.

● Relationship with physicians – SRx Health has a high engagement with physicians from a diverse portfolio of therapeutic areas including hepatology, dermatology, rheumatology, and urology. The prevalence of medical need in these therapeutic areas helps stabilize SRx Health’s revenue year to year. SRx Health’s focus on quality of care allows it to maintain strong rapport with our large, diverse physician network, which helps keep it current on innovative therapies and regulatory changes in the pipeline. This information allows SRx Health to prepare its teams and position its wholesale, PSP and pharmacy divisions to win access to these therapies ahead of its competition.

Employees and Human Capital

SRx Health’s success is directly linked to the commitment and performance of its employees. SRx Health is committed to retaining the best talent in each of its business divisions, and committed to ensuring that SRx Health provides an environment to helping its employees succeed and grow. In addition, SRx Health is committed to building a team that represents a variety of backgrounds and perspectives.

As of June 30, 2024 SRx Health employed approximately 300 persons, all of whom are located in Canada. SRx Health’s workforce includes approximately 200 pharmacists and technicians and approximately 100 nurses working throughout Canada.

To attract and retain talent SRx Health offers a mix of compensation, inclusive of participation in equity incentive plans and short term incentives, in addition to insurance benefits. Full-time employees are eligible to participate in SRx Health’s medical, dental, vision and retirement savings programs. All full time employees are also eligible to participate in annual bonus plans. None of SRx Health’s employees are represented by a labor union, and SRx Health considers employee relations to be good.

Facilities

SRx Health leases all of its pharmacy and clinic locations in Canada. SRx Health leases its 4,800 square foot wholesale and distribution facility in Mississauga, Ontario.

Legal Proceedings

On December 17, 2022, SRx Health was subject to discipline from the Saskatchewan College of Pharmacy Professionals due to improper billing practices. The regulator required SRx Health to pay a fine of CAD$30,000.00, to repay the CAD$73,795.40 that had been overbilled, and to reimburse the regulator’s investigation costs of CAD$25,875.00. These amounts, individually and in the aggregate, were immaterial to the business operations of SRx Health, and SRx Health timely paid each amount. The matter has been resolved and neither SRx Health nor any principal or officer of SRx Health is the subject of any ongoing sanctions or other discipline in connection with the matter. The matter did not result in the suspension or revocation of any license or certification of either SRx Health or any principal or officer of SRx Health or otherwise have any material adverse effect on the business operations of SRx Health to date.

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Description of the Pet Health and Wellness Business Conducted by Halo

History

On December 17, 2018, the Company made a $2.2 million investment in TruPet LLC (“TruPet”), an online seller of pet foods, pet nutritional products and related pet supplies. On February 2, 2019, the Company entered into a definitive agreement to acquire the remainder of TruPet and closed the acquisition on May 6, 2019.

On February 28, 2019, the Company entered into a definitive agreement to acquire all of the outstanding shares of Bona Vida, Inc. (“Bona Vida”) and closed the acquisition on May 6, 2019.

On October 15, 2019, the Company entered into a Stock Purchase Agreement (as amended, the “Halo Agreement”) with Halo, Thriving Paws, LLC, a Delaware limited liability company (“Thriving Paws”), HH-Halo LP, a Delaware limited partnership (“HH-Halo” and, together with Thriving Paws, the “Sellers”) and HH-Halo, in the capacity of the representative of the Sellers. Pursuant to the terms and subject to the conditions of the Halo Agreement, among other things, the Company agreed to purchase from the Sellers 100% of the issued and outstanding capital stock of Halo, Purely for Pets, Inc., a Delaware corporation (“Halo”) (the “Halo Acquisition”). The Company closed the Halo Acquisition on December 19, 2019.

Overview of the Halo Business

Halo is a pet health and wellness company focused on providing pet products and services that help dogs and cats live healthier, happier and longer lives. Halo offers a broad portfolio of pet health and wellness products for dogs and cats sold under the Halo brand across multiple forms, including foods, treats, toppers, and chews. Halo has a demonstrated, multi-decade track record of success and is well positioned to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. Halo’s products consist of kibble and canned dog and cat food, freeze-dried raw dog food and treats, vegan dog food and treats, oral care products and supplements. Halo’s core products are made with high-quality, thoughtfully sourced ingredients for natural, science-based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health.

Halo sells its premium and super-premium products (which Halo management believes generally includes products with a retail price greater than $0.20 per ounce) under the Halo brand umbrella, including Halo Holistic™, Halo Elevate® and the former TruDog brand, which was rebranded and successfully integrated under the Halo brand umbrella during the third quarter of 2022. Halo’s core products sold under the Halo brand are made with high-quality, thoughtfully sourced ingredients for natural, science based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health. Halo’s diverse and established customer base has enabled Halo to penetrate multiple channels of trade, which Halo management believes enables Halo to deliver on core consumer needs and serve pet parents wherever they shop. Halo groups these channels of trade into four distinct categories: E-commerce, which includes the sale of product to online retailers such as Amazon and Chewy; Brick & Mortar, which primarily includes the sale of product to Pet Specialty retailers such as Petco, Pet Supplies Plus and neighborhood pet stores, as well as to select grocery chains; Direct to Consumer (“DTC”) which includes the sale of product through Halo’s website halopets.com; and International, which includes the sale of product to foreign distribution partners and to select international retailers. In December 2023, Halo made a strategic exit out of Petco stores (while remaining on Petco.com), and Pet Supplies Plus. On June 1, 2024, Halo exited its DTC channel in an effort to improve profitability, and now directs consumers on halopets.com to Amazon and Chewy.

A concerted effort to drive brand awareness behind distinctive positioning and messaging is the cornerstone of Halo’s growth plan, supported by innovation. Halo’s future growth is driven through an extensive brand positioning workstream executed over the last year. New consumer messaging will build awareness with pet parents, persuade them that Halo is the right choice for their pet, and move the consumer towards purchase. The creative campaign will be brought to life on Amazon and Chewy platforms as well as outside those platforms. By shifting media investment from bottom-of-funnel-driven DTC activities to full funnel activation across the Amazon and Chewy platforms, Halo will see improvements in both media effectiveness, efficiency, and reach.

In addition to incremental consumer media activation, innovation plays a key role in Halo’s growth plans, supported by Halo’s own research and development, and acquisitions. Halo’s established supply and distribution infrastructure allows Halo to bring new products to market in less than a year. Halo’s outsourced manufacturing model is flexible, scalable and encourages innovation allowing Halo to offer a breadth of assortment in dog and cat food main meal as well as pet treat products under the Halo brand, serving a wide variety of consumer needs, dayparts, and occasions.

The Halo portfolio offers a variety of platforms through which to innovate. Halo Holistic™ is designed for the pet parent seeking complete digestive health with prebiotics, probiotics and postbiotics. Additionally, it’s one of the only brands made with only whole animal proteins and no meat meals. Halo Elevate®, features leading nutrient levels supporting the top five pet parent health concerns including digestive health, heart and immunity support, healthy skin and coat, hip and joint support and strength and energy. Halo Freeze Dried Raw recipes preserve the natural flavor and nutrition of raw food with 100% protein from natural sources.

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Halo’s Products and Brands

Halo has a broad portfolio of over 100 active premium and super premium animal health and wellness products for dogs and cats, which includes products sold under the Halo brand across multiple forms, including foods, treats, toppers, dental products, chews, and supplements. Halo’s products consist of naturally formulated premium kibble and canned dog and cat food, freeze-dried raw dog food and treats, vegan dog food and treats, oral care products and supplements. Halo’s products are sustainably sourced, derived from real whole meat and no rendered meat meal and include non-GMO fruits and vegetables.

Halo’s products are manufactured by an established network of co-manufacturers in partnership with Halo. Halo has maintained each of its key co-manufacturing relationships for more than four years, with certain relationships in place for more than ten years and with the launch of Halo Elevate®, Halo expanded and engaged two new co-manufacturing partners in 2022.

Our Customers and Channels

In 2024, Halo generated $42.4 million of gross sales and $35.0 million of net sales. By channel in 2024, Digital generated approximately $23.2 million of gross sales and $16.5 million of net sales, Brick & Mortar generated approximately $2.8 million of gross sales and $2.3 million of net sales and International generated approximately $16.4 million of gross sales and $16.2 million of net sales. The following chart provides a breakdown of our net sales by channel for the year ended December 31, 2024:

In 2024, approximately 47% of Halo’s net sales were made online, through a combination of E-commerce partner websites, such as Amazon, Chewy, Petflow, Thrive Market and Vitacost, and Halo’s DTC website, hosted on Shopify. A majority of Halo’s online sales are driven by repeat purchases from existing customers. In Packaged Facts’ Surveys of Pet Owners, pet products and services are at the bottom of the list of household spending cutbacks, second only to human medicine and healthcare. Reflecting both the higher prices and Americans’ deep commitments to their pets, pet parents remain tenacious when it comes to pet care. Halo management anticipates Halo’s ability to reach a growing base of diverse customers online will continue to improve as E-commerce penetration increases.

The Halo brand’s international sales increased 18% in 2024, resulting primarily from an underperformance in 2023 related to production delays in 2022 as Halo transitioned suppliers. With increasing levels of economic financial status in the Asian markets and demand for premium and super-premium, western manufactured products, with China representing the largest market opportunity for growth and 79% of Better Choice’s $16.2 million of international sales in 2024.

Supply Chain, Manufacturing and Logistics

Halo partners with a number of co-manufacturing partners to produce its products. Products sold today under the Halo brand are made strictly from naturally raised animals on sustainable farms and are manufactured in the U.S and use healthy, natural ingredients, with all purchases transacted in U.S. dollars. By sourcing cage-free poultry, pasture-raised beef, and wild-caught fish from certified sustainable fisheries and not including meat meals or other animal byproducts in its formulations, the Halo brand is able to provide pets and pet parents with a nutritious and highly digestible suite of food and treats. Some products are preserved using either freeze drying or gentle air dehydration to eliminate the need for artificial preservatives and added chemicals. Halo’s treats and chews are oven-baked, using natural ingredients for maximum nutrition and protein content. Halo’s dog and cat foods meet The Association of American Feed Control Officials (“AAFCO”) guidelines and are small-batch tested for common contaminants prior to leaving the manufacturer.

Halo utilizes logistics service providers as a part of our supply chain, primarily for shipping and logistics support. Fulfillment of orders is managed by a third-party warehousing and logistics partner, Fidelitone. Halo’s warehouse is located in Wauconda, Illinois. Halo’s products are shipped by trusted carriers for expeditious and reliable delivery.

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Raw Materials and Principal Suppliers

Halo relies upon the supply of raw materials that meet our high-quality specifications and sourcing requirements. Halo sources Global Animal Partnership (“GAP”) certified cage-free chicken, GAP certified cage-free turkey, Marine Stewardship Council (“MSC”) certified wild-caught salmon and whitefish and select non-GMO fruits and vegetables, such as peas, sweet potatoes and lentils. If any raw material is adulterated and does not meet Halo’s specifications, it could significantly impact Halo’s ability to source manufactured products and could materially and adversely impact our business, financial condition and results of operations.

For the supply and co-manufacturing of Halo’s products, Halo has relied on: Alphia, Inc. (“Alphia” for dry kibble which transitioned to Barrett Petfood Innovations during 2022, then back to Alphia during 2023; Simmons Pet Food, Inc. (“Simmons”) and Thai Union Manufacturing Co., LTD. for canned wet food; BrightPet Nutrition Group, LLC (“BrightPet”) for vegan kibble and freeze dried treats; Carnivore Meat Company, LLC (“Carnivore”) for the supply and co-manufacturing of freeze-dried food and treats. Halo sourced approximately 79% of inventory purchases from three vendors for the year ended December 31, 2024 and approximately 64% from two vendors for the year ended December 31, 2023.

Sales and Marketing

Halo’s marketing strategies are designed to clearly communicate to consumers about the benefits of Halo’s products and to build awareness of Halo’s brands. Halo deploys a broad set of marketing tools across various forms of media to reach consumers through multiple touch points and engage with a number of marketing agencies to develop content and product packaging. Halo’s marketing initiatives include the use of social and digital marketing, Search Engine Optimization, email and SMS marketing, and paid media (Facebook, Instagram & YouTube), among other proven strategies to generate and convert sales prospects into loyal, satisfied customers. In addition to directly targeting and educating consumers of Halo’s products, Halo partners with a number of retailers such as Amazon, Chewy and Petco to develop joint sales and marketing initiatives to increase sales and acquire new customers.

In recent years, consumer purchasing behaviors have shifted dramatically and E-Commerce penetration has significantly increased. In the fourth quarter of 2023, Halo management shifted from a Brick & Mortar channel focus to a digital first strategy as a result of its annual operating plan process and has strategically reallocated marketing investments to work more effectively and efficiently in its larger e-commerce platforms to drive growth and brand awareness.

Competition

The pet health and wellness industry is highly competitive. Competitive factors include product quality, ingredients, brand awareness and loyalty, product variety, product packaging and design, reputation, price, advertising, promotion, and nutritional claims. Halo management believes that Halo competes effectively with respect to each of these factors. Halo competes with manufacturers of conventional pet food such as Mars, Nestlé and Big Heart Pet Brands (part of the J.M. Smucker Company), and manufacturers of specialty and natural pet food such as Blue Buffalo (part of General Mills), Wellness, Fromm, Orijen, Merrick (part of Nestlé), Stella and Chewy, Open Farm and Freshpet. In addition, Halo competes with many regional niche brands in individual geographic markets.

Employees and Human Capital Resources

As of December 31, 2024, Halo had 20 full time employees and one part time employee. Halo’s human capital resource objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating Halo’s existing and additional employees. The principal purposes of = the Company’s incentive plans are to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards. Halo’s employees are not represented by any labor union or any collective bargaining arrangement with respect to their employment with us. Halo has never experienced any work stoppages or strikes as a result of labor disputes and Halo management believes its overall relationships with its employees are positive and the strength of its team is a critical success factor in becoming the most innovative premium pet food company in the world. Halo’s employees share an entrepreneurial spirit, a passion for excellence and the inspiration to drive the future of the pet health and wellness industry.

Halo’s core values are Integrity, Respect, Working Smarter and Faster and Building Lasting Relationships in all that Halo does. Halo continually focuses on employee engagement and a diverse, inclusive culture in order to ensure the continued strength and well-being of its workforce. Halo strives to create a workplace where employees feel engaged, believe in Halo’s mission, understand their role in Halo’s strategy and are passionate about the work they do. Halo management conducts employee engagement surveys to provide Halo management with valuable insights into employee perspectives and experiences. Halo also holds frequent virtual town-hall meetings and team building events to provide updates, celebrate milestones in the business, communicate initiatives, recognize significant individual accomplishments and provide a forum for employees to communicate and engage with Halo’s entire employee base. Halo values and embraces diversity by fostering a culture that encompasses the unique attributes, ideas, perspectives, and experiences of its employees, customers, suppliers and communities. Halo believes a more inclusive and diverse work environment allows us to achieve better results and makes us a stronger business.

Halo operates under a “Win From Anywhere” culture, which is Halo’s approach to creating a flexible and entrepreneurial working environment built for long term success. Winning from anywhere means our employees can work from anywhere in the country. Halo management believes this culture provides the ability for Halo to attract the best talent and halo now has employees all over the U.S. that are winning from anywhere.

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Government Regulation

The regulation of animal food products is complex, multi-faceted, and continually changing. The U.S. Food and Drug Administration (“FDA”), the U.S. Federal Trade Commission (“FTC”), the U.S. Department of Agriculture (“USDA”) and other regulatory authorities at the federal, state and local levels, as well as authorities in foreign countries, extensively regulate, among other things, the research, development, testing, composition, manufacture, import, export, labeling, storage, distribution, promotion, marketing, and post-market reporting of animal foods. Halo is required to navigate a complex regulatory framework in the locations in which Halo wishes to manufacture, test, import, export, or sell its products.

FDA Regulation of Animal Foods

The FDA regulates foods, including foods intended for animals, under the Federal Food, Drug and Cosmetic Act (“FDCA”) and its implementing regulations. The FDCA defines “ food” as articles used for food or drink for man or other animals, which includes products that are intended primarily for nutritional use, taste, or aroma and the components of such products. For animal foods in particular, this definition applies based on their intended use regardless of labelling as animal food, treats, or supplements. The FDA also imposes certain requirements on animal foods relating to their composition, manufacturing, labeling, and marketing. Among other things, the facilities in which Halo’s products and ingredients are manufactured must register with the FDA, comply with current good manufacturing practices (“cGMPs”) and comply with a range of food safety requirements.

Although pet foods are not required to obtain premarket approval from the FDA, any substance that is added to or is expected to become a component of a pet food must be used in accordance with a food additive regulation, unless it is generally recognized as safe (“GRAS”) under the conditions of its intended use or if it appears on an FDA-recognized list of acceptable animal food ingredients in the Official Publication of AAFCO. A food may be adulterated if it uses an ingredient that is neither GRAS nor an approved food additive, and that food may not be legally marketed in the U.S.

The labeling of pet foods is regulated by both the FDA and state regulatory authorities. FDA regulations require proper identification of the product, a net quantity statement, a statement of the name and place of business of the manufacturer or distributor and proper listing of all the ingredients in order of predominance by weight. The FDA also considers certain specific claims on pet food labels to be medical claims and therefore subject to prior review and approval by the FDA. The FDA has a list of specific factors it will consider in determining whether to initiate enforcement action against such products if they do not comply with the regulatory requirements applicable to drugs, including, among other things, whether the product is only made available through or under the direction of a veterinarian and does not present a known safety risk when used as labeled. The FDA may classify some of Halo’s products differently than Halo does and may impose more stringent regulations which could lead to possible enforcement action.

Under the FDCA, the FDA may require the recall of an animal food product if there is a reasonable probability that the product is adulterated or misbranded, and the use of or exposure to the product will cause serious adverse health consequences or death. In addition, pet food manufacturers may voluntarily recall or withdraw their products from the market. If the FDA believes that Halo’s products are adulterated, misbranded or otherwise marketed in violation of the FDCA, the agency make take further enforcement action, including: restrictions on the marketing or manufacturing of a product; required modification of promotional materials or issuance of corrective marketing information; issuance of safety alerts, press releases, or other communications containing warnings or other safety information about a product; warning or untitled letters; product seizure or detention; refusal to permit the import or export of products; fines, injunctions, or consent decrees; and/or imposition of civil or criminal penalties.

Chinese Regulations

General Administration of Quality Supervision, Inspection and Quarantine of the People’s Republic of China (“AQSIQ”) is responsible for the unified inspection and quarantine of imported pet food (also referred to in the regulations as “ Feed”). Only registered pet food manufacturers from AQSIQ approved countries (which includes the U.S.) can import pet food to China, and may do so only if they have first received an import registration certificate from the Ministry of Agriculture (“MOA”). In order to obtain an import registration certificate, a manufacturer must submit standardized application materials (in both English and Chinese) along with product samples to the MOA for approval, and if approved, such import registration certificate shall be valid for five years. Overseas companies are also prohibited from engaging in the direct sale of imported pet food within the territory of China and should establish a sales organization or appoint a sales agent within the territory of China and file a record with the MOA within six months from the date the manufacturer obtains its import registration certificate. All imported pet food must be packaged, and the packaging must comply with China’s safety and hygiene regulation and must have Chinese labels that are in conformity with the relevant regulations.

Halo is also subject to labor and employment laws, laws governing advertising, privacy laws, safety regulations and other laws, including consumer protection regulations that regulate retailers or govern the promotion and sale of merchandise. Halo’s operations, and those of Halo’s distributors and suppliers, are subject to various laws and regulations relating to environmental protection and worker health and safety matters. Halo management monitors changes in these laws and believes that Halo is in material compliance with applicable laws.

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Halo’s Trademarks and Other Intellectual Property

Halo management believes that that Halo’s intellectual property has substantial value and has contributed significantly to the success of Halo’s business. Halo’s trademarks are valuable assets that reinforce Halo’s brand, Halo’s sub-brands and Halo’s consumers’ perception of Halo’s products. The current registrations of these trademarks in the U.S. and foreign countries are effective for varying periods of time and may be renewed periodically, provided that Halo, as the registered owner, or Halo’s licensees where applicable, comply with all applicable renewal requirements including, where necessary, the continued use of the trademarks in connection with the goods or services identified in the applicable registrations. In addition to trademark protection, Halo has registered more than 100 domain names, including www.betterchoicecompany.com, www.halopets.com, www.trupet.com, www.trudog.com and www.rawgo.com, that are important to the successful implementation of Halo’s marketing and advertising strategy. Halo relies on and carefully protect unpatented proprietary expertise, recipes and formulations, continuing innovation and other trade secrets to develop and maintain Halo’s competitive position.

RISK FACTORS AND SPECIAL CONSIDERATIONS

You should carefully consider all the following risk factors, together with all of the other information in this Current Report, including the financial information. We operate in a highly competitive and highly regulated business environment. Our business can be expected to be affected by government regulation, economic, political and social conditions, business’ response to new and existing products and services, technological developments and the ability to obtain and maintain patent and/or other intellectual property protection for our products and intellectual property. Our actual results could differ materially from management’s expectations because of changes both within and outside of our control. Due to such uncertainties and the risk factors set forth in this Current Report, prospective investors are cautioned not to place undue reliance upon such forward-looking statements.

Throughout this section, references to the “Company” refer to the Company and its consolidated subsidiaries as the context so requires.

This Report contains forward-looking statements. Information provided in this Current Report may contain forward-looking statements which reflect management’s current view with respect to future events, the viability or efficacy of our products and our future performance. Such forward-looking statements may include projections with respect to market size and acceptance, revenues and earnings, marketing and sales strategies and business operations, as well as efficacy of our products. The risk factors discussed below cover not only our current products, product candidates and relationships, but also the risks we expect to encounter when and if we add new product candidates and approved products to our proprietary portfolio, which new products, if added, we expect to be a various stages of pre-clinical and perhaps clinical development.

General Risks

There is a substantial doubt about the Company’s ability to continue as a going concern.

The report of the Company’s independent auditors that accompanies the Company’s consolidated financial statements includes an explanatory paragraph indicating there is a substantial doubt about the Company’s ability to continue as a going concern, citing the Company’s need for additional capital for the future planned expansion of the Company’s activities and to service the Company’s ordinary course activities (which may include servicing of indebtedness). The inclusion of a going concern explanatory paragraph in the report of the Company’s independent auditors will make it more difficult for us to secure additional financing or enter into strategic relationships on terms acceptable to us, if at all, and likely will materially and adversely affect the terms of any financing that we might obtain. the Company’s financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of the Company’s common stock to decline or have a material adverse effect on the Company’s financial condition, the Company’s ability to pay its debts as they become due, and on its cash flows.

The Company has historically reported net losses, and any losses in the future could cause the quoted price of the Company’s common stock to decline or have a material adverse effect on the Company’s financial condition, its ability to pay its debts as they become due, and on its cash flows.

If we are unable to manage future expansion effectively, our business may be adversely impacted.

In the future, we may experience rapid growth in our business, which could place a significant strain on our operations, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

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The Company’s ability to be successful will depend upon the efforts of the Company’s Board and our key personnel and the loss of such persons could negatively impact the operations and profitability of the Company’s business.

The Company’s ability to be successful is dependent upon the efforts of the Company’s board members and key personnel, in particular our Executive Chairman Adesh Vora. We cannot assure you that the Company’s board members and key personnel will be effective or successful or remain with the Company. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause the Company’s management to expend time and resources becoming familiar with such requirements. See “Executive Compensation” for further discussion. The loss of service of Mr. Vora, in particular, for any reason, could seriously impair our ability to effectuate our business plan, which could have a materially adverse effect on our business and future results of operations. We also have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed.

If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies.

We have not commissioned any independent market studies concerning our business plans. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in our business operations.

Our Board of Directors may change our policies without shareholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegate such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

We need to obtain financing in order to continue our operations and pursue strategic transactions.

On a prospective basis, we will require both short-term financing for operations and long-term capital to fund our expected growth. We currently have no existing bank lines of credit and have not established any definitive sources for additional financing. We believe that cash on hand will be sufficient to meet our short-term financial requirements into the 3rd quarter of 2025 assuming that we elect not to pursue and consummate strategic transactions prior to that time. However, we will require additional funds if we want to fully implement our business plan and growth strategy, including strategic transactions, which funds could come in the form of equity, debt (including secured debt) or a combination of the two. Additional financing may not be available to us, or if available, then it may not be available upon terms and conditions acceptable to us. Our inability to take advantage of opportunities in the industry because of capital constraints may have a material adverse effect on our business and our prospects. While we expect to seek additional funding through public or private financings, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock and other capital securities. We may also seek additional funds through arrangements with collaborators or other third parties.

We currently do not have sufficient cash to fully implement our business plan.

We have experienced a lack of adequate capital resources causing us to be unable to fully implement our full business plan. We believe that we need to raise or otherwise obtain additional financing beyond our current cash position in order to satisfy our existing obligations and fully implement our business plan. We do not expect to have positive cash flow until the end of 2025 or longer. If we are not successful in obtaining additional financing, we will not be able to fully implement our business plan and we may not be able to continue our operations.

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The Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause the Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Company Common Stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and board of directors’ attention and resources from the Company’s business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to the Company’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, the Company may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

Risks Related to the Company’s Specialty Pharmacy Business

SRx Health conducts its business in a highly regulated industry and environment.

In Canada, the licensing and regulation of pharmacies is under the jurisdiction of provincial and territorial pharmacy regulatory authorities. SRx Health’s business is governed by stringent federal and provincial governmental regulations and licensing requirements, and it operates in an environment in which regulation and government funding play a key role. Since much of the regulation is provincial, SRx Health may encounter varying regulations in different provinces. Non-compliance with any existing or proposed laws or regulations, particularly those that provide for the licensing and conduct of pharmacies and health clinics, the licensing and conduct of healthcare professionals, the provision of information concerning prescription drugs, the distribution of prescription drugs, the distribution, pricing and sale of prescription drugs, privacy matters and restrictions or prohibitions on manufacturer allowance funding, could result in civil or regulatory proceedings, fines, penalties, injunctions, recalls or seizures, any of which may impact SRx Health’s results of operations or financial position.

In addition, any changes to the laws, regulations and policies of federal, provincial, territorial or local governmental authorities affecting SRx Health’s operations and activities, or the interpretation of such laws or regulations, including delisting of services or changes to licensing requirements relating to healthcare services, or their interpretation or application, could have a material adverse effect on the business, its performance, financial condition, results of operations, prospects and on the sales growth of SRx Health and SRx Health could incur significant costs in the course of complying with any changes in the regulatory regime.

Changes in reimbursement programs, prescription drug pricing and commercial terms could adversely affect SRx Health’s operations and financial performance.

SRx Health is reliant on prescription drug sales for a significant portion of its sales and profits. Prescription drugs and their sales are subject to rigorous federal, provincial, territorial and local laws and regulations. Changes to these laws and regulations, or non-compliance with these laws and regulations, could have a material adverse impact on SRx Health’s business, sales and profitability.

Federal and provincial laws and regulations that establish public drug plans typically regulate prescription drug coverage, patient eligibility, pharmacy reimbursement, drug product eligibility, drug pricing and may also regulate manufacturer allowance funding that may be provided to or received by pharmacies. With respect to pharmacy reimbursement, such laws and regulations typically regulate the allowable drug cost of a prescription drug product, the permitted mark-up on a prescription drug product and the professional or dispensing fees that may be charged on prescription drug sales to patients eligible under the public drug plan. With respect to drug product eligibility, such laws and regulations typically regulate the requirements for listing the manufacturer’s products as a benefit or partial benefit under the applicable governmental drug plan, drug pricing and, in the case of generic prescription drug products, the requirements for designating the product as interchangeable with a branded prescription drug product. In addition, other federal, provincial, territorial and local laws and regulations govern the approval, packaging, labeling, sale, marketing, advertising, handling, storage, distribution, dispensing and disposal of prescription drugs.

Sales of prescription drugs, pharmacy reimbursement and drug prices may be affected by changes to the health care industry, including legislative or other changes that impact patient eligibility, drug product eligibility, the allowable cost of a prescription drug product, the mark-up permitted on a prescription drug product, the amount of professional or dispensing fees paid by third-party payers or the provision or receipt of manufacturer allowances by pharmacy and pharmacy suppliers.

The majority of prescription drug sales are reimbursed or paid by third-party payers, such as governments, insurers or corporate employers. These third-party payers have pursued and continue to pursue measures to manage the costs of their drug plans. Each provincial jurisdiction has implemented legislative and/or other measures directed towards managing pharmacy service costs and controlling increasing drug costs incurred by public drug plans and private payers which impact pharmacy reimbursement levels and the availability of manufacturer allowances. Legislative measures to control drug costs include lowering of generic drug pricing, restricting or prohibiting the provision of manufacturer allowances and placing limitations on private label prescription drug products. Other measures that have been implemented by certain government payers include restricting the number of interchangeable prescription drug products which are eligible for reimbursement under provincial drug plans.

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Legislation in certain provincial jurisdictions establish listing requirements that ensure that the selling price for a prescription drug product will not be higher than any selling price granted by the manufacturer for the same prescription drug product under other provincial drug insurance programs. In some provinces, elements of the laws and regulations that impact pharmacy reimbursement and manufacturer allowances for sales to the public drug plans are extended by legislation to sales in the private sector. Also, private third-party payers (such as corporate employers and their insurers) are looking or may look to benefit from any measures implemented by government payers to reduce prescription drug costs for public plans by attempting to extend these measures to prescription drug plans they own or manage. Accordingly, changes to pharmacy reimbursement and manufacturer allowances for a public drug plan could also impact pharmacy reimbursement and manufacturer allowances for private sector sales. In addition, private third party payers could reduce pharmacy reimbursement for prescription drugs provided to their members or could elect to reimburse members only for products included on closed formularies or available from preferred providers.

Changes impacting pharmacy reimbursement programs, prescription drug pricing and manufacturer allowance funding, legislative or otherwise, are expected to continue to put downward pressure on prescription drug sales, particularly branded drugs. These changes may have a material adverse impact on SRx Health’s business, sales and profitability. In addition, SRx Health could incur significant costs in the course of complying with any changes in the regulatory regime affecting prescription drugs.

Inflation risk

General inflationary pressures may affect drug costs and other operating costs, which could have a material adverse effect on SRx Health’s financial condition, results of operations and the capital expenditures required to advance SRx Health’s present and future business plans. There can be no assurance that any governmental action will be taken to control inflationary or deflationary cycles, that any governmental action taken will be effective or whether any governmental action may contribute to economic uncertainty or volatility. Governmental action to address inflation or deflation may also affect currency values. Accordingly, inflation and any governmental response thereto may have a material adverse effect on SRx Health’s business, results of operations, cash flow, financial condition and the price of its common shares.

SRx Health’s business is highly competitive and SRx Health may not be able to compete successfully against current and future competitors.

The specialty healthcare industry is very competitive. SRx Health has competitors with longer operating histories, larger customer bases, greater brand recognition, greater experience and more extensive commercial relationships in certain jurisdictions, and greater financial, technical, marketing and other resources than SRx Health does. SRx Health’s potential new or existing competitors may be able to develop products and services better received by customers or may be able to respond more quickly and effectively than SRx Health can to new or changing opportunities, technologies, regulations or customer requirements. In addition, some of SRx Health’s larger competitors may be able to leverage a larger installed customer base and distribution network to adopt more aggressive pricing policies and offer more attractive sales terms, which could cause SRx Health to lose potential sales or to sell SRx Health’s products at lower prices. Disruptive innovation by existing or new competitors could alter the competitive landscape in the future. Competition may also come from other sources in the future. Changes in market dynamics or the actions of competitors or manufacturers, including industry consolidation, the emergence of new competitors and strategic alliances could materially and adversely affect SRx Health’s businesses. SRx Health’s inability to keep up with the pace of such behavioural changes or technological advancements or with its competitors could adversely affect SRx Health’s operations or financial performance.

SRx Health’s business is impacted by the interplay between brand name and generic drugs

The profitability of pharmacy businesses depends upon the utilization of prescription drugs. Utilization trends are affected by, among other factors, the introduction of new and successful prescription drugs as well as lower-priced generic alternatives to existing brand name drugs generally due to higher gross margins on the sale of generic alternatives. Inflation in the price of drugs also can adversely affect utilization. New brand name drugs can result in increased drug utilization and associated sales, while the introduction of lower priced generic alternatives typically results in relatively lower sales, but relatively higher gross profit margins. Accordingly, a decrease in the number or magnitude of significant new brand name drugs or generics successfully introduced, delays in their introduction, or a decrease in the utilization of previously introduced prescription drugs, could have an impact on results of operations. In addition, gross profit margins could be adversely affected if there is an increase in the amounts SRx Health pay to procure pharmaceutical drugs, including generic drugs, or if new brand name drugs replace existing generic drugs, or if new brand name drugs replace existing generic drugs.

Changes in drug development and prescription mix may impact SRx Health’s results of operation

A significant portion of SRx Health’s sales is dependent on the markup SRx Health earns on drugs dispensed as well as the related dispensing fee. The sources and amounts of SRx Health’s sales are determined by a number of factors, including the mix of patients, mix of pharmaceuticals dispensed and rates of reimbursement from payors. Changes in the mix of any of these categories could impact SRx Health’s sales and results of operations.

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SRx Health dispenses significant volumes of prescription medications from its pharmacies. Dispensing volume is a driver of sales and profitability. When drug products are modified or withdrawn by manufacturers, or when increased safety risk profiles of specific drugs or classes of drugs result in decreased usage, physicians may reduce or stop writing prescriptions for these drugs. Negative media reports or other reputational issues regarding drugs could result in reduced consumer demand for such drugs. In cases where there are no acceptable prescription drug equivalents or alternatives for these prescription drugs, SRx Health’s prescription volumes, sales and profitability could decline.

The pharmaceutical industry’s pipeline of new drugs includes many drugs that over the long term may replace older, more expensive therapies, whether due to the development of new or more effective treatments, the replacement of brand name drugs with generic substitutes, the development of biosimilar drugs or other replacement therapies and new and less expensive delivery methods (such as when an infusion or injectable drug is replaced with an oral drug) or additional products are added to a therapeutic class. As new treatments and drugs are developed, price competition among competing manufacturer’s products may increase. In such cases, drug costs may decline. The mix of SRx Health’s dispensed drugs could and will change over time as technology advances and existing products are improved or become obsolete and these changes are likely to impact SRx Health’s sales, results of operations and financial condition.

Product liability, product recall or personal injury issues could damage SRx Health’s reputation and have a significant adverse effect on SRx Health’s business, operating results, cash flows and/or financial condition.

SRx Health’s business could be adversely impacted by the supply of defective or expired products, including the infiltration of counterfeit products into the supply chain, errors in re-labeling of products, product tampering, product recall and contamination or product mishandling issues. Furthermore, a disruption in business operations could occur as a result of contamination of drugs, a failure to maintain necessary shipment and storage conditions, errors in mail order processing, and the unavailability of prescription drugs provided by suppliers, labor disruptions or other unanticipated disruptions, among other factors. SRx Health seeks to manage this risk through the use of multiple logistics providers such that if there was a disruption of service from one service provider, another party may be used. However, such disruption could reduce SRx Health’s ability to process and dispense prescriptions and provide products and services to customers. Errors in the dispensing and packaging of pharmaceuticals, including related counseling, in consuming drugs in a manner that is not prescribed and in the provision of other healthcare services could lead to serious injury or death. Product liability or personal injury claims may be asserted with respect to any of the drugs or other products or services SRx Health sells or provides. The occurrence of such events or incidents, as well as the failure to maintain the cleanliness and health standards at store level, could result in harm to customers negative publicity or could adversely affect brands, reputation, operations or financial performance and could lead to other unforeseen liabilities from legal claims or otherwise.

SRx Health may not be able to avoid significant liability exposure even if it takes appropriate precautions, including maintaining liability coverage (subject to deductibles and maximum payouts). Any liability that SRx Health may have as a result could have a material adverse effect on the business, financial condition and results of operations of SRx Health, to the extent insurance coverage for such liability is not available. Liability claims in the future, regardless of their ultimate outcome, could have a material adverse effect on SRx Health’s reputation, its ability to attract and retain customers and may detrimentally divert management’s attention away from the business.

The occurrence of unanticipated serious adverse events or other safety problems could cause the regulatory bodies to impose significant restrictions on the distribution or sale of drug products or provision of SRx Health’s pharmacy or other business services. In addition, the discovery of previously unknown safety problems or increased severity or significance of a pre-existing safety signal could result in withdrawal of the product from the market, product recalls or other material adverse effects on operations. If SRx Health fails to or does not promptly withdraw pharmaceutical products upon a recall by a drug manufacturer, its business and results of operations could be negatively impacted.

The drug products that SRx Health carries have a set shelf life

SRx Health holds finished goods in inventory and SRx Health’s products have a limited shelf life, as it is normal for certain drugs, supplements and other pharmaceutical ingredients to degrade over time. SRx Health’s inventory may reach its expiration date and not be sold. Even though SRx Health manages its inventory, SRx Health may be required to write-down the value of any inventory that has reached its expiration date, which could have a material adverse effect on SRx Health’s business, financial condition, and results of operations.

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Continued operation of SRx Health’s distribution facilities is critical to SRx Health’s operations

SRx Health is largely dependent on SRx Health’s distribution facilities to supply SRx Health’s pharmacies with drug products. If one or more of SRx Health’s distribution facilities becomes inoperable, capacity is exceeded or if operations are disrupted, SRx Health’s business, financial condition and operating results could be negatively affected. SRx Health depends on the orderly operation of the receiving and distribution process, which relies on adherence to shipping schedules and the effective management of SRx Health’s distribution facilities. Although SRx Health believes that its receiving and distribution processes are efficient, and SRx Health has appropriate contingency plans, unforeseen disruptions in operations due to fire, severe weather conditions, natural disasters, or other catastrophic events, electronic or power interruptions, failure of software and hardware or other system failures, labor disagreements or other shipping problems may result in delays in the delivery of SRx Health’s shipments. Additionally, although SRx Health believes that the capacity of its distribution facilities meets its current needs, SRx Health may need to expand its receiving and distribution capacity in the future. Any failure to effectively expand SRx Health’s distribution capacity in a timely manner to keep pace with SRx Health’s growth could have an adverse effect on its business. Although SRx Health maintains business interruption insurance and property insurance, SRx Health cannot provide any assurance that its insurance coverage will adequately protect SRx Health from the adverse effects that could result from significant disruptions to its distribution system, such as the long-term loss of clients or an erosion of its reputation, or that insurance proceeds will be paid to SRx Health in a timely manner.

Conducting clinical trials involve a high degree of risk

SRx Health enrolls qualified patients, conduct, supervise and monitor clinical trials, conduct preclinical studies and complete chemistry, manufacturing and controls activities. SRx Health has regulatory responsibilities, including ensuring that its clinical trials are conducted in accordance with Good Clinical Practices and that preclinical studies are conducted in accordance with Good Laboratory Practices. Failure to complete activities on schedule or conduct preclinical studies or clinical trials in accordance with regulatory requirements or SRx Health’s trial design could materially adversely impact SRx Health’s business, financial condition or operating results and could cause the market value of its common shares to decline.

There may be delays or stoppages in SRx Health’s clinical trials due to circumstances beyond SRx Health’s control

The commencement of SRx Health’s planned clinical trials could be delayed or prevented due to a limited number of, and competition for, suitable patients with the particular types of cancer required for enrollment in SRx Health’s clinical trials; a limited number of, and competition for, suitable sites to conduct SRx Health’s clinical trials; delay or failure to obtain Health Canada or other regulatory agencies’ approval or agreement to commence a clinical trial; delay or failure to obtain sufficient supplies of the product candidate for SRx Health’s clinical trials; delay or failure to reach agreement on acceptable clinical trial agreement terms or clinical trial protocols; slower than expected rates of patient recruitment and enrollment; failure of patients to complete the clinical trial; unforeseen safety issues; inability or unwillingness of patients to follow SRx Health’s clinical trial protocols; and introduction of competitive products that may impede SRx Health’s ability to retain patients in its clinical trials. Any of the foregoing could have a material adverse effect on SRx Health’s business, results of operations and financial condition.

Negative results from clinical trials or studies of others and adverse safety events involving the targets of SRx Health’s products may have an adverse impact on SRx Health’s future commercialization efforts.

From time to time, studies or clinical trials on various aspects of biopharmaceutical products are conducted by academic researchers, competitors, or others. The results of these studies or trials, when published, may have a significant effect on the market for the biopharmaceutical product that is the subject of the study. The publication of negative results of studies or clinical trials or adverse safety events related to SRx Health’s product candidates, or the therapeutic areas in which SRx Health’s product candidates compete, could adversely affect the price of its common shares and SRx Health’s ability to finance future development of its product candidates, and SRx Health’s business and financial results could be materially and adversely affected.

SRx Health’s insurance policies may not be sufficient to cover all claims

As a distributor of products designed to be ingested by humans, SRx Health faces an inherent risk of exposure to product liability claims, regulatory action, and litigation of its products are alleged to have caused significant loss or injury. SRx Health may be subject to various product liability claims, including, among others, that the products distributed by SRx Health caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against SRx Health could result in increased costs, could adversely affect SRx Health’s reputation with its clients and consumers generally, and could have a material adverse effect on the business, financial condition, and operating results of SRx Health. There can be no assurances that SRx Health’s insurance policies would be able to adequately cover all risks to which SRx Health is exposed and may not be adequate for all liabilities actually incurred or indemnification claims against SRx Health. A significant claim not covered by SRx Health’s insurance, in full or in part, may result in significant expenditures by SRx Health. Moreover, SRx Health may not be able to maintain insurance policies in the future at reasonable costs, on acceptable terms or at all, which may adversely affect SRx Health’s business and the trading price of its securities. The successful assertion of one or more large claims against SRx Health that exceed available insurance coverage, or the occurrence of changes in SRx Health’s insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could adversely affect SRx Health’s business, financial condition and results of operations.

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SRx Health is subject to a variety of business continuity hazards and risks, any of which could interrupt SRx Health’s operations or otherwise adversely affect its performance and operating results.

SRx Health is subject to business continuity hazards and other risks, including natural disasters, utility and other mechanical failures, acts of war or terrorism, outbreaks of infectious diseases, pandemics or similar health threats, disruption of communications, data security and preservation, disruption of supply or distribution, safety regulation and labor difficulties. The occurrence of any of these or other events to SRx Health might disrupt or shut down SRx Health’s operations or otherwise adversely affect SRx Health’s operations. SRx Health also may be subject to certain liability claims in the event of an injury or loss of life, or damage to property, resulting from such events. Although SRx Health has and maintain insurance policies that SRx Health believes are customary and adequate for its size and industry, its insurance policies include limits and exclusions and, as a result, its coverage may be insufficient to protect against all potential hazards and risks incident to SRx Health’s business. In addition, SRx Health’s crisis management and disaster recovery procedures and business continuity plans may not be effective. Should any such hazards or risks occur, or should SRx Health’s insurance coverage be inadequate or unavailable, SRx Health’s business, operating results, cash flows and financial condition could be adversely affected.

SRx Health’s risk management policies and procedures may not be fully effective in mitigating SRx Health’s risk exposure in all market environments or against all types of risks, which could expose SRx Health to losses and liability and otherwise harm SRx Health’s business.

SRx Health operates in a highly regulated industry and both SRx Health and the industry in which it conducts its business have experienced significant change in recent years. Accordingly, SRx Health’s risk management policies and procedures may not be fully effective at identifying, monitoring and managing SRx Health’s risks. Some of SRx Health’s risk evaluation methods depend upon information provided by third parties regarding markets, customers or other matters that are otherwise inaccessible to SRx Health. In some cases, however, that information may not be accurate, complete or up-to-date. SRx Health’s risk management policies, procedures, techniques and processes may not be effective at identifying all of the risks to which SRx Health is exposed or enabling it to mitigate the risks SRx Health has identified. In addition, when SRx Health introduces new services, focuses on new business types or begins to operate in markets in which SRx Health has a limited history or experience, SRx Health not be able to forecast and reserve accurately for new risks. If SRx Health’s risk management policies and processes are ineffective, SRx Health may suffer financial losses, SRx Health may be subject to liability and SRx Health’s business, financial condition and results of operations may be materially and adversely affected.

Consumer opinion of SRx Health may be impacted in case of reputational damages to SRx Health’s suppliers

SRx Health promotes nationally branded, non-proprietary products, as well as private label, proprietary products. Damage to the reputation of any of these brands, or to the reputation of any supplier or manufacturer of these brands, could negatively impact consumer opinion of SRx Health or the related products, which could have an adverse impact on the financial performance of SRx Health.

Healthcare professional errors may harm SRx Health’s business and reputation

Exposure to risks related to managing confidential information and possible professional errors by healthcare professionals, including pharmacists, could have a significant impact on SRx Health’s reputation and corporate image. SRx Health may be subject to claims that it wrongfully hired an employee or healthcare professional from a competitor, or that SRx Health’s employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or that SRx Health’s employees have wrongfully used or disclosed alleged trade secrets of their former employers. Healthcare professionals may offer counseling to customers about medication, dosage, delivery systems, common side effects and other information that they deem significant. Healthcare professionals such as pharmacists may also have a duty to warn customers regarding any potential negative effects of a prescription drug if the warning could reduce or negate these effects. An error or omission could cause reputational harm and impact financial performance.

Consolidation in the supply chain may negatively impact drug prices and SRx Health’s ability to compete

Many sourcing and procurement organizations in the healthcare industry have consolidated to create larger healthcare enterprises with greater market power. While this consolidation could increase efficiency and has the potential to improve the delivery of health care services, it also reduces competition and the number of potential contracting parties in certain geographies, and has led to pricing pressures. New and proposed acquisitions, partnerships and strategic alliances in the healthcare industry can alter market dynamics and impact businesses and competitive positioning. Changes in the participants in global sourcing enterprises relating to drug procurement, whether as a result of mergers, acquisitions or other transactions, can also have a similar effect on market dynamics and business. In addition, further consolidation among generic drug manufacturers could lead to generic drug inflation in the future. SRx Health expects that market demand, government regulation, third-party reimbursement policies, government contracting requirements, and societal pressures will continue to cause the healthcare industry to evolve, potentially resulting in further business consolidations and alliances among industry participants.

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SRx Health relies on third-party suppliers for a significant portion of its supply of products

SRx Health relies on third parties to supply a significant portion of SRx Health’s inventories. SRx Health is reliant on these third parties for timely supply of products, including general pharmaceutical products. These third parties may find it necessary to allocate their supply of particular products among its customers. Such allocations of supply may in the future be an impediment in the conduct of business. There can be no assurance that these third parties will continue to supply their products in the timeframe and quantities required by SRx Health. There may be a need to identify alternate third party suppliers to prevent a possible disruption of the manufacture of certain pharmaceutical drug products. SRx Health does not have control over the process or timing of the manufacturing of the pharmaceutical drug products that SRx Health distributes or sells, and disruptions could harm its business, financial condition and results of operation.

SRx Health’s quarterly results of operations may fluctuate and, as a result, SRx Health may fail to meet or exceed the expectations of investors or securities analysts which could cause SRx Health’s share price to decline.

SRx Health’s quarterly revenue and results of operations may fluctuate as a result of a variety of factors, many of which are outside of its control. If its quarterly revenue or results of operations fall below the expectations of investors or securities analysts, the price of its common shares could decline substantially. Fluctuations in its results of operations may be due to a number of factors, including: demand for and market acceptance of SRx Health’s products; the mix of services sold during a period; SRx Health’s ability to retain and increase sales to customers and attract new customers; the strength of the economy; changes in SRx Health’s pricing policies or those of SRx Health’s competitors; competition, including entry into the industry by new competitors and new offerings by existing competitors; network outages or security breaches; and the amount and timing of expenditures related to expanding SRx Health’s operations and SRx Health’s growth opportunities. Due to the foregoing factors, and the other risks discussed in this prospectus, you should not rely on quarter-to-quarter comparisons of SRx Health’s results of operations as an indication of SRx Health’s future performance.

Change in tax and trade policies, tariffs and other government regulations affecting trade between Canada and other countries could adversely affect SRx Health.

Many branded and generic drug products are manufactured in whole or in substantial part outside of Canada. As a result, significant changes in tax or trade policies, tariffs or trade relations between Canada and other countries, such as the imposition of unilateral tariffs on imported products, could result in significant increases in costs, restrict access to suppliers, depress economic activity, and have a material adverse effect on business, cash flows and results of operations. In addition, other countries may change their business and trade policies and such changes, as well as any negative sentiments towards Canada in response to increased import tariffs and other changes in Canada trade regulations, could adversely affect SRx Health’s businesses, if SRx Health fails to respond adequately to such changes, including by implementing strategic and operational initiatives.

Disruption of the global supply chain and ineffective service providers could adversely impact SRx Health’s business

Products are sourced from a wide variety of domestic and international vendors, and any future disruption in supply chain or inability to find qualified vendors and access products that meet requisite quality and safety standards in a timely and efficient manner could adversely impact pharmacy businesses.

The loss or disruption of supply arrangements for any reason, including for health epidemics or pandemics, labor disputes, loss or impairment of key manufacturing sites, inability to procure sufficient raw materials, quality control issues, ethical sourcing issues, a supplier’s financial distress, natural disasters, civil unrest or acts of war or terrorism, trade sanctions or other external factors, could interrupt product supply. Additionally, offshore sourcing increases certain risks, including risks associated with drug safety, product defects, non-compliance with ethical and safe business practices and inadequate supply of products.

Ineffective selection of service providers (including transport carriers, logistics service providers and operators of warehouses and distribution facilities), contractual terms or relationship management could impact ability to source products (both national brand and control brand products), to have products available for customers, to market to customers or to operate efficiently and effectively.

Failure to meet customer expectations may harm SRx Health’s brand and reputation, its ability to retain and grow its customer base and its operating results.

Products and services must satisfy the needs and desires of customers, whose preferences may change. It is difficult to predict consistently and successfully the products and services customers will demand. Failure to timely identify or effectively respond to changing consumer preferences and spending patterns, and evolving demographic mixes in markets, an inability to expand the products being purchased by clients and customers, or the failure or inability to obtain or offer particular categories of products could adversely affect relationships with customers and clients and the demand for products and services and could result in excess inventories of products, which could adversely affect its operating results.

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If SRx Health cannot keep pace with rapid developments in healthcare technology and change in SRx Health’s industry and continue to grow its patient base, the use of SRx Health’s services could decline, reducing SRx Health’s revenue.

Certain markets in which SRx Health competes are subject to rapid and significant changes. The healthcare technology market, in particular, is characterized by rapid technological change, new product and service introductions, evolving industry standards, changing patient needs, consolidation and the entrance of non-traditional competitors. In order to remain competitive and continue to acquire new customers, SRx Health is continually involved in a number of projects to develop new services and improve SRx Health’s existing services. These projects may not be successful and carry some risks, such as cost overruns, delays in delivery, performance problems and lack of patient adoption, and may cause SRx Health to become subject to additional regulation. Any inability to develop or delay in the delivery of new services or the failure to differentiate SRx Health’s services or to accurately predict and address market demand could render SRx Health’s services less desirable, or even obsolete, to SRx Health’s customers. In addition, many current or prospective customers may find competing services more attractive if SRx Health does not keep pace with market innovation, and many may choose to switch to competing services even if SRx Health does its best to innovate and provide superior services.

SRx Health relies in part, and may in the future rely in part, on third parties, including some of SRx Health’s competitors and potential competitors, for the development of, and access to, new technologies. If SRx Health is unable to maintain these relationships, it may lose access to new technologies or may not have the speed-to-market necessary to successfully launch new offerings.

SRx Health’s future success will depend on SRx Health’s ability to adapt to technological changes and evolving industry standards. SRx Health cannot predict the effects of technological changes on SRx Health’s business. If SRx Health is unable to adapt to technological changes or evolving industry standards on a timely and cost-effective basis by introducing new services and improving existing services, he SRx Health’s business, financial condition and results of operations could be materially adversely affected.

SRx Health’s use and disclosure of personally identifiable information, including personal health information, is subject to privacy and security regulations.

There are a number of federal and provincial laws protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. In particular, the privacy rules under PIPEDA and substantially similar provincial legislation, including personal health information protection legislation applicable in the provinces and territories of Canada, protect medical records and other personal health information by limiting their use and disclosure of health information to the minimum level reasonably necessary to accomplish the intended purpose. If SRx Health was found to be in violation of the privacy or security rules under the Personal Information Protection and Electronic Documents Act (Canada) (“PIPEDA”) or such other laws protecting the confidentiality of patient health information, it could be subject to sanctions or criminal penalties, or otherwise be the subject of litigation (including a class action) for breach of privacy or failing to ensure the security of resident and patient information, any of which could increase its liabilities, harm its reputation and have a material adverse effect on the business, results of operations and financial condition of SRx Health.

SRx Health relies on the relationships that SRx Health has established with major drug manufacturers and specialty practitioners to conduct SRx Health’s business, and changes to these relationships may impair SRx Health’s operations.

SRx Health has developed strong working relationships with several industry stakeholders including major drug manufacturers and specialty practitioners that have served to benefit SRx Health’s continued operations. SRx Health is dependent on these relationships to access therapies ahead of competition, stay ahead of the curve on innovative therapies and regulatory changes in the pipeline and to receive access to specialty medications promptly and at competitive prices. Changes to these favorable relationships could negatively impact its business, and its continued growth is in part dependent on the maintenance of these relationships.

SRx Health may be subject to information technology systems impairment and cyber-attacks in the future

SRx Health’s operations depend on the timely maintenance, upgrade and replacement of networks, equipment, information technology systems and software, as well as pre-emptive expenses to mitigate the risks of failures.

In addition, SRx Health collects and stores personal information about SRx Health’s patients and are responsible for protecting that information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly patient lists and preferences, is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach would have a material adverse effect on SRx Health’s business, financial condition and results of operations.

SRx Health has not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that SRx Health will not incur such losses in the future. SRx Health’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, SRx Health may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

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SRx Health’s services must integrate and interoperate with a variety of operating systems, software, hardware, web browsers and networks.

SRx Health is dependent on the ability of SRx Health’s products and services to integrate with a variety of operating systems, software, hardware, networks and web browsers that SRx Health does not control. Any changes in these systems or networks that degrade the functionality of SRx Health’s products and services, impose additional costs or requirements on SRx Health or give preferential treatment to competitive services could materially and adversely affect usage of SRx Health’s products and services. Given the nature of SRx Health’s business and the pace of technological change, SRx Health may be unsuccessful in attempting to keep up with changing systems or the cost of doing so could be prohibitive, either of which could materially adversely affect SRx Health’s business and operations. In the event that it is difficult for SRx Health’s patients and corporate customers to access and use SRx Health’s products and services, SRx Health’s business may be materially and adversely affected.

In addition, SRx Health’s solutions, including hardware and software, interoperate with mobile networks offered by telecom operators and mobile devices developed by third parties. Changes in these networks or in the design of these mobile devices may limit the interoperability of SRx Health’s solutions with such networks and devices and require modifications to SRx Health’s solutions. If SRx Health is unable to ensure that its hardware and software continue to interoperate effectively with such networks and devices, or if doing so is costly, SRx Health’s business, financial condition and results of operations may be materially and adversely affected.

Failure to properly manage inventories and anticipate demand may impact SRx Health’s financial performance

SRx Health’s business is subject to risks associated with managing inventory and changes in customer’s preferences. Failure by SRx Health to properly manage its inventory and effectively anticipate the demand for products offered may result in SRx Health having inventory that customers do not want, is not reflective of customers’ tastes or habits, or is priced at a level customers are not willing to pay. Inability of SRx Health to respond to changing consumer preferences may result in excess inventory, inventory levels that are insufficient to meet demand or inventory that may have to be sold at lower prices. SRx Health monitors the impact of customer trends and inventory turnover and obsolescence. However, despite these efforts, inappropriate inventory levels may negatively impact SRx Health’s financial performance.

Reliance on data obtained from third party sources

SRx Health relies on certain operational data obtained from third parties that are industry accepted data sources. Such data relied on by SRx Health may not accurately reflect actual prescriptions. If such data turns out to be inaccurate or unreliable and SRx Health’s controls are not effective, there could be an adverse effect on SRx Health’s financial performance, its ability to properly manage inventory and its ability to interpret industry trends.

Change in population demographics could have an adverse effect on SRx Health’s business, operations, financial condition and results of operations.

The aging population in Canada is a major driver of demand for SRx Health’s products and services. Due to declining fertility rates and increased life expectancy, seniors in Canada are a rapidly growing segment of the population and are living longer and healthier lives than previous generations. These trends have generally resulted in an increased demand for pharmaceutical and other drugs, particularly among the elderly population. A change in any of these demographic trends, including shorter life spans, reduced incidence of illness or reduced demand for pharmaceutical drugs, could significantly impact demand for SRx Health’s services and have a material adverse effect on SRx Health’s business, operations, financial condition and results of operations.

If SRx Health is unable to hire, retain and motivate qualified personnel, its business will suffer

SRx Health’s future success depends, in part, upon SRx Health’s ability to attract, retain and motivate highly skilled and qualified personnel. Failure to attract and retain qualified professionals that are essential to SRx Health’s operations, including pharmacists, sales and marketing personnel and skilled management could adversely affect SRx Health’s business. If SRx Health fails to attract, train and retain sufficient numbers of these highly qualified people, its prospects, business, financial condition and results of operations will be materially and adversely affected.

SRx Health is dependent on the continued services and performance of SRx Health’s senior management and other key employees, the loss of any of whom could adversely affect SRx Health’s business, operating results and financial condition.

SRx Health’s future performance depends on the continued services and contributions of its senior management, including its NEOs, and other key employees to execute on its business plan and to identify and pursue new opportunities and product innovations. The failure to properly manage succession plans and/or the loss of services of senior management or other key employees could significantly delay or prevent the achievement of SRx Health’s strategic objectives. From time to time, there may be changes in SRx Health’s senior management team resulting from the hiring or departure of executives, which could disrupt SRx Health’s business. The loss of the services of one or more of its senior management or other key employees for any reason could adversely affect SRx Health’s business, financial condition and operating results and require significant amounts of time, training and resources to find suitable replacements and integrate them within SRx Health’s business and could affect SRx Health’s corporate culture.

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From time to time, SRx Health may become defendants in legal proceedings as to which SRx Health is unable to assess its exposure, and which could become significant liabilities in the event of an adverse judgment.

From time to time in the ordinary course of SRx Health’s business, SRx Health may become involved in various legal proceedings, including commercial, product liability, employment, class action and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause SRx Health to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on SRx Health’s business, operating results or financial condition.

Labor-related matters, including labor disputes, may adversely affect SRx Health’s operations

Potential labor disputes at SRx Health’s independent stores or transportation carriers create risks for SRx Health’s business, particularly if a dispute results in work slowdowns, lockouts, strikes or other disruptions of its operations. Any potential labor dispute, either in SRx Health’s own operations or in those of third parties, on whom SRx Health relies, could materially affect SRx Health’s costs, decrease SRx Health’s sales, harm SRx Health’s reputation or otherwise negatively affect SRx Health’s sales, profitability or financial condition.

Goodwill and other intangible assets could, in the future, become impaired

Goodwill and indefinitely lived intangible assets are subject to annual impairment reviews, or more frequent reviews if events or circumstances indicate that the carrying value may not be recoverable. When evaluating goodwill for potential impairment, SRx Health compares the fair value of SRx Health’s reporting units to their respective carrying amounts. SRx Health estimates the fair value of SRx Health’s reporting units using a combination of a discounted cash flow method and a market multiple method. If the carrying amount of a reporting unit exceeds its estimated fair value, a goodwill impairment loss is recognized in an amount equal to the excess to the extent of the goodwill balance. Estimated fair values could change if, for example, there are changes in the business climate, industry-wide changes, changes in the competitive environment, adverse legal or regulatory actions or developments, changes in capital structure, cost of debt, interest rates, capital expenditure levels, operating cash flows or market capitalization. Because of the significance of SRx Health’s goodwill and intangible assets, any future impairment of these assets could require material noncash charges to SRx Health’s operating results, which also could have a material adverse effect on SRx Health’s financial condition.

Conflicts of interest may arise between SRx Health and its directors and officers as a result of other business activities undertaken by such individuals.

SRx Health may be subject to various potential conflicts of interest because of the fact that some of its directors and executive officers may be engaged in a range of business activities. In addition, SRx Health’s directors and executive officers may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to SRx Health and subject to any contractual restrictions restricting such activities. In some cases, SRx Health’s executive officers and directors may have fiduciary obligations associated with business interests that interfere with their ability to devote time to SRx Health’s business and affairs, which could adversely affect SRx Health’s operations. These business interests could require significant time and attention of SRx Health’s executive officers and directors.

Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws and policies of SRx Health. For example, a director who has a material interest in a matter before the Board or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it and absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place. In accordance with applicable laws, the directors of SRx Health are required to act honestly and in good faith with a view to the best interests of SRx Health.

SRx Health is subject to risks associated with leasing space and equipment and is subject to a number of long-term non-cancelable leases with substantial lease payments.

Other than its distribution facility, SRx Health leases its physical operating locations and is subject to risks associated with leasing, occupying and making tenant improvements to real property, including adverse demographic and competitive changes affecting the property, changes in availability of and contractual terms for leasable space, credit risk in relation to tenant improvement allowances from landlords and potential liability for environmental conditions or personal injury claims. There can be no assurances that SRx Health will be able to extend, renew or continue to lease its existing locations.

Additional sites that SRx Health leases may be subject to long-term non-cancelable leases if SRx Health is unable to negotiate shorter terms. If an existing or future location is not profitable, and SRx Health decides to close it, SRx Health may nonetheless be committed to perform its obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term. In addition, if SRx Health is not able to enter into new leases or renew existing leases on terms acceptable to SRx Health, this could have an adverse effect on SRx Health’s results of operations and profitability. Any failure to make lease payments when due, or the inability to extend, renew or continue to lease space and equipment in key locations, would likely harm SRx Health’s business, profitability and results of operations.

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SRx Health may be unable to adequately protect its proprietary and intellectual property rights

SRx Health believes that its intellectual property has substantial value and has contributed significantly to the success of its business. SRx Health’s URL addresses, social media addresses, business names, and brand portfolio are assets, which add distinctive value and recognition to its customers. SRx Health’s trademarks are valuable assets that reinforce its brand and consumers’ favorable perception of its products. SRx Health’s continued success depends, to a significant degree, upon its ability to protect and preserve its intellectual property, including its trademarks and trade secrets. If SRx Health fails to protect its intellectual property adequately, unauthorized disclosure of such information could harm the value of its brand. SRx Health relies on confidentiality agreements and trademark, trade secret law to protect its intellectual property rights. Employees with access to such information are subject to confidentiality provisions contained in their employment offers which prohibit them from disclosing information. Even with confidentiality measures in place, there is no assurance that SRx Health’s intellectual property rights can be successfully defended and protected in the future.

Being accused of infringing intellectual property rights of others

Other parties may claim that SRx Health infringes or violates their trademarks, patents, copyrights, domain names, publicity rights or other proprietary rights. Such claims, regardless of their merit, could result in litigation or other proceedings and could require SRx Health to expend significant financial resources and attention by SRx Health’s management and other personnel that otherwise would be focused on SRx Health’s business operations, result in injunctions against SRx Health that prevent SRx Health from using material intellectual property rights, or require SRx Health to pay damages to third parties. SRx Health may need to obtain licenses from third parties who allege that SRx Health has infringed or violated their rights, but such licenses may not be available on terms acceptable to SRx Health or at all. In addition, SRx Health may not be able to obtain or use on terms that are favorable to SRx Health, or at all, licenses or other rights with respect to intellectual property that SRx Health does not own, which would require SRx Health to develop alternative intellectual property. To the extent SRx Health relies on open-source software, SRx Health may face claims from third parties that claim ownership of the open source software or derivative works that were developed using such software, or otherwise seek to enforce the terms of the applicable open source license. Similar claims might also be asserted regarding SRx Health’s in-house software. The occurrence of these claims could harm SRx Health’s brand or materially adversely affect SRx Health’s business, financial position and operating results.

The costs and effects of pending and future litigation, investigations or similar matters, or adverse facts and developments related thereto, could materially affect SRx Health’s business, financial position and results of operations.

SRx Health may in the future be party to legal, arbitration and administrative investigations, inspections and proceedings arising in the ordinary course of SRx Health’s business or from extraordinary corporate, tax or regulatory events that involve SRx Health or its associated participants, particularly with respect to negligence, civil, tax and labor claims.

SRx Health’s indemnities and insurance may not cover all claims that may be asserted against SRx Health, and any claims asserted against SRx Health, regardless of merit or eventual outcome, may harm SRx Health’s reputation. Furthermore, there is no guarantee that SRx Health will be successful in defending ourselves in pending or future litigation or similar matters under various laws. Should the ultimate judgments or settlements in any pending or future litigation or investigation significantly exceed SRx Health’s indemnity rights, they could have a material adverse effect on SRx Health’s business, financial condition and results of operations and the price of SRx Health’s securities. Further, even if SRx Health adequately addresses issues raised by an inspection conducted by an agency or successfully defend SRx Health’s case in an administrative proceeding or court action, SRx Health may have to set aside significant financial and management resources to respond and settle issues raised by such proceedings, which could adversely affect SRx Health’s business.

SRx Health is heavily reliant on its healthcare professionals, and SRx Health’s success depends on the satisfactory performance by its healthcare professionals of their professional obligations including maintenance of their required qualifications. SRx Health’s healthcare professionals could be subject to negligence claims, suits or complaints relating to services provided from time to time. From time to time, SRx Health’s healthcare professionals may enmesh SRx Health in outstanding or unforeseen legal, regulatory, contractual, employee or other issues. The failure of SRx Health’s healthcare professionals to perform their professional obligations or the successful assertion of one or more large claims against SRx Health, whether or not those claims may be covered by an indemnity or insurance, could adversely affect SRx Health’s business, financial condition and results of operations.

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SRx Health may become involved in regulatory or agency proceedings, investigations and audits

SRx Health’s business requires compliance with many laws and regulations and the sensitive nature of the healthcare industry may attract increased regulatory and agency scrutiny. Failure to comply with these laws and regulations could subject SRx Health to regulatory or agency proceedings or investigations and could also lead to damage awards, fines and penalties. SRx Health may become involved in a number of government or agency proceedings, investigations and audits. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could harm SRx Health’s reputation, require SRx Health to take, or refrain from taking, actions that could harm its operations or require SRx Health to pay substantial amounts of money, harming its financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources or have a material adverse impact on SRx Health’s business, financial condition and results of operation.

SRx Health may also become party to litigation from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which SRx Health becomes involved be determined against SRx Health, such a decision could adversely affect SRx Health’s ability to continue operating and the value of its common shares and could use significant resources. Even if SRx Health is involved in litigation and is successful, litigation can redirect significant Company resources, including the time and attention of management and available working capital. Litigation may also create a negative perception of SRx Health’s brand.

The impact of economic conditions, including the resulting effect on spending by consumers, may adversely affect SRx Health’s business, operating results and financial condition.

The impact of economic conditions, including the resulting effect on spending by consumers, may adversely affect SRx Health’s business, operating results and financial condition. Canadian pharmacies are affected by the Canadian economy and consumer confidence in general, including various economic factors, inflation and changes in consumer purchasing power, preferences and/or spending patterns. It is possible that an unfavorable, uncertain or volatile economic environment will cause a decline in drug utilization, an increase in health care utilization and dampen consumer demand for SRx Health’s products and services.

Risks Relating to the SRx Health’s Growth Strategy

SRx Health may not be able to successfully implement SRx Health’s growth strategy.

SRx Health’s future growth, profitability and cash flows depend upon SRx Health’s ability to successfully implement SRx Health’s growth strategy, which, in turn, is dependent upon a number of factors, including SRx Health’s ability to accomplish acquiring new pharmacies and integrating them into the SRx Network, leveraging existing infrastructure to drive organic growth, expanding SRx Health’s wholesale distribution capabilities, further developing SRx Health’s service offerings through investment in technology, and accelerating SRx Health’s clinical trials business.

There can be no assurance that SRx Health can successfully achieve any or all of the above initiatives in the anticipated manner or time period. Further, achieving these objectives will require investments which may result in short-term costs without generating any current revenue and therefore may be dilutive to SRx Health’s earnings. SRx Health cannot provide any assurance that SRx Health will realize, in full or in part, the anticipated benefits SRx Health expects SRx Health’s strategy will achieve. The failure to realize those benefits could have a material adverse effect on SRx Health’s business, financial condition and results of operations.

SRx Health has experienced significant growth in recent periods, which puts strain on its business, operations and employees. SRx Health anticipates that its operations will continue to expand. To manage its current and anticipated future growth effectively, SRx Health must continue to maintain and enhance its IT infrastructure, financial and accounting systems and controls.

Failure to effectively manage its growth could also lead SRx Health to over-invest or under-invest in development and operations, result in weaknesses in its infrastructure, systems or controls, and give rise to operational mistakes, financial losses, loss of productivity or business opportunities and result in loss of employees and reduced productivity of remaining employees. If SRx Health’s management is unable to effectively manage SRx Health’s growth, its expenses may increase more than expected, its revenue may not increase or may grow more slowly than expected and SRx Health may be unable to implement its business strategy.

A portion of SRx Health’s growth depends on SRx Health’s ability to complete future acquisitions, and failure to do so in a timely manner, or on less favourable terms to SRx Health, could impede SRx Health’s ability to execute portions of SRx Health’s business strategy

SRx Health expects to engage in future acquisitions in order to achieve SRx Health’s growth strategy. SRx Health’s ability to execute its growth strategy depends in part on its ability to identify and acquire desirable acquisition candidates at a price and on terms acceptable to SRx Health and on its ability to successfully integrate acquired operations into SRx Health’s business. If SRx Health identifies suitable acquisition candidates, SRx Health may be unable to successfully negotiate their acquisition at a price or on terms and conditions acceptable to SRx Health. While SRx Health expects SRx Health will be able to fund some of its acquisitions and capital expenditures with SRx Health’s existing resources, SRx Health will likely require additional financing, including debt and equity financings, to pursue certain acquisitions. SRx Health may not be able to complete debt or equity financings on terms favourable to SRx Health or at all.

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Any future acquisitions, partnerships or joint ventures that SRx Health makes or enters into could disrupt SRx Health’s business and harm SRx Health’s financial condition.

SRx Health evaluates, and expect in the future to evaluate, potential strategic acquisitions of, and partnerships or joint ventures with, businesses providing services or technologies that are complementary to SRx Health’s existing services and technologies. However, SRx Health may not be successful in identifying acquisition, partnership and joint venture targets or SRx Health may use estimates and judgments to evaluate the operations and future revenue of a target that turn out to be inaccurate. In addition, SRx Health may not be able to successfully finance or integrate a particular business, service or technology that SRx Health acquires or with which SRx Health forms a partnership or joint venture, and SRx Health may not achieve the anticipated benefits of such project or SRx Health may lose customers as a result. Furthermore, the integration of any acquisition, partnership or joint venture may divert management’s time and resources from SRx Health’s existing business and disrupt its operations. Certain acquisitions may also enmesh SRx Health in outstanding or unforeseen legal, regulatory, contractual, employee or other issues. As a result of any of the foregoing, SRx Health may spend time and money on projects that do not increase its revenue or profitability. Moreover, SRx Health’s competitors may be willing or able to pay more than SRx Health for acquisitions, which may cause SRx Health to lose certain acquisitions that SRx Health would otherwise desire to complete. Even if SRx Health successfully competes for a certain acquisition, partnership or joint venture, SRx Health may finance the project with cash on hand, equity or debt, or a combination thereof, which could decrease SRx Health’s cash reserves, dilute SRx Health’s shareholders, including investors under this prospectus, or significantly increase SRx Health’s level of indebtedness or place other restrictions on SRx Health’s operations. SRx Health cannot ensure that any acquisition, partnership or joint venture SRx Health makes will not have a material adverse effect on SRx Health’s business, financial condition and results of operations.

Competition for acquisition candidates, consolidation within the pharmacy industry and economic and market conditions may limit SRx Health’s ability to grow through acquisitions.

SRx Health seeks to grow through strategic acquisitions in addition to organic growth. Although SRx Health has and expects to continue to identify numerous acquisition candidates that SRx Health believes may be suitable, SRx Health may not be able to acquire them at prices or on terms and conditions favourable to SRx Health. Other companies have adopted or may in the future adopt SRx Health’s strategy of acquiring and consolidating regional and local businesses. SRx Health expects that increased consolidation in the pharmacy industry over the longer term will reduce the number of attractive acquisition candidates. Moreover, general economic conditions and the environment for attractive investments may affect the desire of the owners of acquisition candidates to sell their companies. As a result, SRx Health may have fewer acquisition opportunities, and those opportunities may be on less attractive terms than in the past, which could cause a reduction in SRx Health’s rate of growth from acquisitions.

Changes in the Canadian healthcare industry and regulatory environment could negatively affect SRx Health’s growth and financial projections.

Changes in the Canadian healthcare industry and regulatory environment could have a material adverse impact on SRx Health’s results of operations. Provincial governments in Canada provide partial funding for the purchase of pharmaceuticals and independently regulate the sale and reimbursement of drugs. Provincial governments in Canada have introduced significant changes in recent years in an effort to reduce the costs of publicly funded health programs. For instance, to reduce the cost for taxpayers, provincial governments have taken and will continue to take steps to reform the rules regarding the sale of generic drugs. These changes include increased powers of investigation, reporting and enforcement for provincial regulatory agencies, the significant lowering of prices for generic pharmaceuticals and, in some provinces, changes to the allowable amounts of professional allowances paid to pharmacists by generic manufacturers and the tendering of generic molecules on provincial drug formularies. These reforms may adversely affect the distribution of drugs as well as the pricing for prescription drugs in Canada. Additional provinces have implemented or are considering similar changes, which would also lower pharmaceutical pricing and service fees. Individually or in combination, such changes in the Canadian healthcare environment may materially reduce SRx Health’s revenue and operating results and could cause the market price of SRx Health’s Common Shares to decline.

Risks Related to the Company’s Pet Health and Wellness Business

Increases in sourcing, manufacturing, freight and/or warehousing costs, supply shortages, interruption in Halo’s sourcing operations and/or supply changes could have an adverse effect on Halo’s business, financial condition, and operating results.

Halo’s products are sourced from a limited number of independent third-party suppliers, which Halo depends upon for the manufacture of all Halo’s products. Some of the ingredients, packaging materials, and other products Halo purchases may only be available from a single supplier or a limited group of suppliers. While alternate sources of supply are generally available, the supply and price are subject to market conditions and are influenced by other factors beyond Halo’s control. Halo does not have long-term contracts with many of Halo’s suppliers, and therefore they could increase prices or cease doing business with Halo. As a result, Halo may be subject to price fluctuations or demand disruptions.

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The prices of raw materials, packaging materials and freight are subject to fluctuations in price attributable to, among other things, global competition for resources, weather conditions, changes in supply and demand of raw materials, or other commodities, fuel prices and government-sponsored agricultural programs. Volatility in the prices of raw materials and other supplies Halo purchases could increase Halo’s cost of sales and reduce Halo’s profitability, and Halo has no guarantees that prices will not rise. Halo’s ability to pass along higher costs through price increases to Halo’s customers is dependent upon competitive conditions and pricing methodologies employed in the various sales channels in which Halo competes, and Halo may not be successful in implementing price increases. In addition, any price increases Halo does implement may result in lower sales volumes. Customers and consumers may choose to shift purchases to lower-priced private label or other value offerings which may adversely affect Halo’s results of operations.

Halo cannot control all of the various factors that might affect Halo’s ability to ship orders of Halo’s products to customers in a timely manner or to meet Halo’s quality standards. Such factors include, among other things, natural disasters or adverse weather and climate conditions; political and financial instability; strikes; unforeseen public health crises, including pandemics and epidemics such as the COVID-19 pandemic; acts of war or terrorism and other catastrophic events, whether occurring in the U.S. or internationally (including, without limitation, the conflict in Ukraine). From time to time, a co-manufacturer may experience financial difficulties, bankruptcy or other business disruptions, which could disrupt Halo’s supply of products or require that Halo incurs additional expense by providing financial accommodations to the co-manufacturer or taking other steps to seek to minimize or avoid supply disruption, such as establishing a new co-manufacturing arrangement with another provider. Further, Halo may be unable to locate an additional or alternate co-manufacturing arrangement in a timely manner or on commercially reasonable terms, if at all. Any delay, interruption or increased cost in the proprietary value-branded products that might occur for any reason could affect Halo’s ability to meet customer demand, adversely affect Halo’s net sales, increase Halo’s cost of sales and hurt Halo’s results of operations, which in turn may injure Halo’s reputation and customer relationships, thereby harming Halo’s business.

Halo’s ability to meet increases in demand may be impacted by Halo’s reliance on Halo’s suppliers and Halo is subject to the risk of shortages and long lead times. Halo may not be able to develop alternate sources in a timely manner. Therefore, Halo may not be able to source sufficient product on terms that are acceptable to us, or at all, which may undermine Halo’s ability to fill Halo’s orders in a timely manner. The occurrence of any of the foregoing could increase Halo’s costs, disrupt Halo’s operations, or could have a materially adverse impact on Halo’s business, financial condition, results of operations or prospects.

If Halo fails to maintain and expand Halo’s brand, or the quality of Halo’s products that customers have come to expect, Halo’s business could suffer.

The continued development and maintenance of Halo’s brand and the quality of Halo’s products is critical to Halo’s success. Halo seeks to maintain, extend, and expand Halo’s brand image through marketing investments, including advertising and consumer promotions, and product innovation. Maintaining, promoting and positioning Halo’s brand and reputation will depend on, among other factors, the success of preserving the quality of Halo’s products, the availability of Halo’s products, marketing and merchandising efforts, the nutritional benefits provided to pets and Halo’s ability to provide a consistent, high-quality customer experience.

The success of Halo’s brand may suffer if Halo’s marketing plans or product initiatives do not have the desired impact on Halo’s brand’s image or its ability to attract customers. Brand value is based on perceptions of subjective qualities, and any incident that erodes the loyalty of Halo’s customers, suppliers or co-manufacturers, including adverse publicity or a governmental investigation or litigation, could significantly reduce the value of Halo’s brand and significantly damage Halo’s business. Further, Halo’s brand value could diminish significantly due to a number of factors, including consumer perception that Halo has acted in an irresponsible manner, adverse publicity about Halo’s products (whether or not valid), Halo’s failure to maintain the quality of Halo’s products, product contamination, the failure of Halo’s products to deliver consistently positive consumer experiences, inadequate labor conditions, health or safety issues at Halo’s co-manufacturers, or the products becoming unavailable to consumers.

If Halo is unable to build and sustain brand equity by offering recognizably superior products, Halo may be unable to maintain premium pricing over private label products. The growing use of social and digital media by consumers increases the speed and extent that information and opinions can be shared. Negative posts or comments about Halo or Halo’s brands or products on social or digital media could damage Halo’s brands and reputation. If Halo fails to maintain the favorable perception of its brands, its business, financial condition and results of operations could be negatively impacted.

Halo may not be able to successfully implement and/or manage Halo’s growth strategy on a timely basis or Halo may not grow at all.

Halo’s future success depends on Halo’s ability to implement Halo’s growth strategy of introducing new products and expanding into new markets and attracting new consumers to Halo’s brand and sub-brands. Halo’s ability to implement this growth strategy depends, among other things, on Halo’s ability to: establish Halo’s brands and reputation as a well-managed enterprise committed to delivering premium quality products to the pet health and wellness industry; partner with retailers and other potential distributors of Halo’s products; continue to effectively compete in specialty channels and respond to competitive developments; continue to market and sell Halo’s products through a multi-channel distribution strategy and achieve joint growth targets with Halo’s distribution partners; expand and maintain brand loyalty; develop new proprietary value-branded products and product line extensions that appeal to consumers; maintain and, to the extent necessary, improve Halo’s high standards for product quality, safety and integrity; maintain sources from suppliers that comply with all federal, state and local laws for the required supply of quality ingredients to meet Halo’s growing demand; identify and successfully enter and market Halo’s products in new geographic markets and market segments; execute value-focused pricing strategies; and attract, integrate, retain and motivate qualified personnel. Halo may not be able to successfully implement Halo’s growth strategy and may need to change Halo’s strategy in order to maintain Halo’s growth. If Halo fails to implement Halo’s growth strategy or if Halo invests resources in a growth strategy that ultimately proves unsuccessful, Halo’s business, financial condition and results of operations may be materially adversely affected.

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If Halo succeeds in growing Halo’s business, such growth could strain Halo’s management team and capital resources. Halo’s ability to manage operations and control growth will be dependent on Halo’s ability to raise and spend capital to successfully attract, train, motivate, retain and manage new members of senior management and other key personnel and continue to update and improve Halo’s management and operational systems, infrastructure and other resources, financial and management controls, and reporting systems and procedures. Failure to manage Halo’s growth effectively could cause Halo to misallocate management or financial resources, and result in additional expenditures and inefficient use of existing human and capital resources. Such slower than expected growth may require Halo to restrict or cease Halo’s operations and go out of business. Additionally, Halo’s anticipated growth will increase the demands placed on Halo’s suppliers, resulting in an increased need for Halo to manage Halo’s suppliers and monitor for quality assurance and comply with all applicable laws. Any failure by Halo to manage Halo’s growth effectively could impair Halo’s ability to achieve Halo’s business objectives.

Halo’s recurring losses and significant accumulated deficit have raised substantial doubt regarding Halo’s ability to continue as a going concern.

Halo has experienced recurring operating losses, have a significant accumulated deficit, and Halo expects to continue to generate operating losses and consume cash resources in the near term. Without generating sufficient cash flow from operations or additional debt or equity financing, these conditions raise substantial doubt about Halo’s ability to continue as a going concern, meaning that Halo may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations. If Halo needs to seek additional financing to fund Halo’s business activities in the future and there remains doubt about Halo’s ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all. If Halo is unable to obtain sufficient funding, Halo’s business, prospects, financial condition and results of operations will be materially and adversely affected and Halo may be unable to continue as a going concern. If Halo is unable to continue as a going concern, Halo may have to liquidate Halo’s assets and may receive less than the value at which those assets are carried on Halo’s consolidated financial statements, and it is likely that investors will lose all or a part of their investment.

If Halo does not successfully develop additional products and services, or if such products and services are developed but not successfully commercialized, Halo’s business will be adversely affected.

Halo’s success will depend, in part, on Halo’s ability to develop and market new products and improvements to Halo’s existing products. The process of identifying and commercializing new products is complex, uncertain and may involve considerable costs, and if Halo fails to accurately predict customers’ changing needs and preferences, Halo’s business could be harmed. The success of Halo’s innovation and product development efforts is affected by, among other things, the technical capability of Halo’s team; Halo’s ability to establish new supplier relationships and third-party consultants in developing and testing new products, and complying with governmental regulations; Halo’s attractiveness as a partner for outside research and development scientists and entrepreneurs; and the success of Halo’s management and sales team in introducing and marketing new products.

Halo has already and may have to continue to commit significant resources to commercializing new products before knowing whether Halo’s investments will result in products the market will accept. Substantial promotional expenditures may be required to introduce new products to the market, or improve Halo’s market position. To remain competitive and expand and keep shelf placement for Halo’s products, Halo may need to increase Halo’s advertising spending to maintain and increase consumer awareness, protect and grow Halo’s existing market share or promote new products, which could affect Halo’s operating results. Halo may not always be able to respond quickly and effectively to changes in customer taste and demand due to the amount of time and financial resources that may be required to bring new products to market, which could result in Halo’s competitors taking advantage of changes in customer trends before Halo is able to and harm Halo’s brand and reputation.

Furthermore, developing and commercializing new products may divert management’s attention from other aspects of Halo’s business and place a strain on management, operational and financial resources, as well as Halo’s information systems. Halo may not execute successfully on commercializing those products because of errors in product planning or timing, technical hurdles that Halo fails to overcome in a timely fashion, or a lack of appropriate resources. Launching new products or updating existing products may also leave Halo with obsolete inventory that Halo may not be able to sell or Halo may sell at significantly discounted prices. If Halo is unable to successfully develop or otherwise acquire new products, Halo’s business, financial condition and results of operations may be materially adversely affected.

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Because Halo is engaged in a highly competitive business, if Halo is unable to compete effectively, Halo’s results of operations could be adversely affected.

The pet health and wellness industry is highly competitive. Halo competes on the basis of product and ingredient quality, product availability, palatability, brand awareness, loyalty and trust, product variety and innovation, product packaging and design, reputation, price and convenience and promotional efforts. The pet products and services retail industry has become increasingly competitive due to the expansion of pet-related product offerings by certain supermarkets, warehouse clubs, and other mass and general retail and online merchandisers and the entrance of other specialty retailers into the pet food and pet supply market, which makes it more difficult for Halo to compete for brand recognition and differentiation of Halo’s products and services. Halo faces direct competition from companies that sell various pet health and wellness products at a lower price point and distribute such products to traditional retailers, which are larger than Halo is and have greater financial resources. Price gaps between products may result in market share erosion and harm Halo’s business. Halo’s current and potential competitors may also establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings. Further, it is possible that domestic or foreign companies, some with greater experience in the pet health and wellness industry or greater financial resources than Halo possesses, will seek to provide products or services that compete directly or indirectly with Halo’s in the future.

Many of Halo’s competitors may have longer operating histories, greater brand recognition, larger fulfillment infrastructures, greater technical capabilities, significantly greater financial, marketing and other resources and larger customer bases than Halo does. These factors may allow Halo’s competitors to derive greater net sales and profits from their existing customer base, acquire customers at lower costs or respond more quickly than Halo can to new or emerging technologies and changes in consumer preferences or habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate net sales from their customer bases more effectively than Halo does.

Halo’s competitors may be able to identify and adapt to changes in consumer preferences more quickly than Halo due to their resources and scale. They may also be more successful in marketing and selling their products, better able to increase prices to reflect cost pressures and better able to increase their promotional activity, which may impact Halo and the entire pet health and wellness industry. Increased competition as to any of Halo’s products could result in price reduction, increased costs, reduced margins and loss of market share, which could negatively affect Halo’s profitability. While Halo management believes Halo is better equipped to customize products for the pet health and wellness market generally as compared to other companies in the industry, there can be no assurance that Halo will be able to successfully compete against these other companies. Expansion into markets served by Halo’s competitors and entry of new competitors or expansion of existing competitors into Halo’s markets could materially adversely affect Halo’s business, financial condition and results of operations.

If Halo fails to attract new customers, or retain existing customers, or fail to do either in a cost-effective manner, Halo may not be able to increase sales.

Halo is highly dependent on the effectiveness of Halo’s marketing messages and the efficiency of Halo’s advertising expenditures in generating consumer awareness and sales of Halo’s products. Halo may not always be successful in developing effective messages and new marketing channels, as consumer preferences and competition change, and in achieving efficiency in Halo’s advertising expenditures. Halo depends heavily on internet-based advertising to market Halo’s products through internet-based media and e-commerce platforms. If Halo is unable to continue utilizing such platforms, if those media and platforms diminish in importance or size, or if Halo is unable to direct Halo’s advertising to Halo’s target consumer groups, Halo’s advertising efforts may be ineffective, and Halo’s business could be adversely affected. The costs of advertising through these platforms have increased significantly, which could in decreased efficiency in the use of Halo’s advertising expenditures, and Halo expects these costs may continue to increase in the future.

Consumers are increasingly using digital tools as a part of their shopping experience. As a result, Halo’s future growth and profitability will depend in part on:

●	the effectiveness and efficiency of Halo’s online experience for disparate worldwide audiences, including advertising and search optimization programs in generating consumer awareness and sales of Halo’s products;

●	Halo’s ability to prevent confusion among consumers that can result from search engines that allow competitors to use or bid on Halo’s trademarks to direct consumers to competitors’ websites;

●	Halo’s ability to prevent Internet publication or television broadcast of false or misleading information regarding Halo’s products or Halo’s competitors’ products;

●	the nature and tone of consumer sentiment published on various social media sites; and

●	the stability of Halo’s website and other e-commerce platforms on which Halo sells Halo’s products. In recent years, a number of DTC, Internet-based retailers have emerged and have driven up the cost of basic search terms, which has and may continue to increase the cost of Halo’s Internet-based marketing programs.

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If Halo’s marketing messages are ineffective or Halo’s advertising expenditures, geographic price-points, and other marketing programs, including digital programs, are inefficient in creating awareness and consideration of Halo’s products and brand name and in driving consumer traffic to Halo’s website or to Halo’s other sales channels, Halo’s sales, profitability, cash flows and financial condition may be adversely impacted. In addition, if Halo is not effective in preventing the publication of confusing, false or misleading information regarding Halo’s brand or Halo’s products, or if there arises significant negative consumer sentiment on social media regarding Halo’s brand or Halo’s products, Halo’s sales, profitability, cash flows and financial condition may be adversely impacted.

Food safety and food-borne illness incidents may materially adversely affect Halo’s business by exposing Halo to lawsuits, product recalls or regulatory enforcement actions, increasing Halo’s operating costs and reducing demand for Halo’s product offerings.

Selling food for consumption involves inherent legal and other risks, and there is increasing governmental scrutiny of and public awareness regarding food safety. Unexpected side effects, illness, injury or death related to allergens, food-borne illnesses or other food safety incidents caused by products Halo sells, or involving Halo’s suppliers or co-manufacturers, could result in the discontinuance of sales of these products or Halo’s relationships with such suppliers or co-manufacturers, or otherwise result in increased operating costs, regulatory enforcement actions or harm to Halo’s reputation. Shipment of adulterated or misbranded products, even if inadvertent, can result in criminal or civil liability. Such incidents could also expose Halo to product liability, negligence or other lawsuits, including consumer class action lawsuits. Any claims brought against Halo may exceed or be outside the scope of Halo’s existing or future insurance policy coverage or limits. Any judgment against Halo that is more than Halo’s policy limits or not covered by Halo’s policies or not subject to insurance would have to be paid from Halo’s cash reserves, which would reduce Halo’s capital resources.

The occurrence of food-borne illnesses or other food safety incidents could also adversely affect the price and availability of affected ingredients, resulting in higher costs, disruptions in supply and a reduction in Halo’s sales. Furthermore, any instances of food contamination or regulatory noncompliance, whether or not caused by Halo’s actions, could compel us, Halo’s suppliers, Halo’s distributors or Halo’s customers, depending on the circumstances, to conduct a recall in accordance with FDA regulations, comparable state laws or foreign laws in jurisdictions in which Halo operates. Food recalls could result in significant losses due to their costs, the destruction of product inventory, lost sales due to the unavailability of the product for a period of time and potential loss of existing distributors or customers and a potential negative impact on Halo’s ability to attract new customers due to negative consumer experiences or because of an adverse impact on Halo’s brand and reputation. The costs of a recall could exceed or be outside the scope of Halo’s existing or future insurance policy coverage or limits.

In addition, food companies have been subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering, and Halo, like any food company, could be a target for product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants and pathological organisms into consumer products as well as product substitution. FDA regulations require companies like Halo to analyze, prepare and implement mitigation strategies specifically to address tampering (i.e., intentional adulteration) designed to inflict widespread public health harm. If Halo does not adequately address the possibility, or any actual instance, of intentional adulteration, Halo could face possible seizure or recall of its products and the imposition of civil or criminal sanctions, which could materially adversely affect Halo’s business, financial condition and operating results.

Halo may not be able to manage Halo’s manufacturing and supply chain effectively, which may adversely affect Halo’s results of operations.

Halo must accurately forecast demand for all of Halo’s products in order to ensure that Halo has enough products available to meet the needs of Halo’s customers. Halo’s forecasts are based on multiple assumptions that may cause Halo’s estimates to be inaccurate and affect Halo’s ability to obtain adequate co-manufacturing capacity in order to meet the demand for Halo’s products. If Halo does not accurately align Halo’s manufacturing capabilities with demand, Halo’s business, financial condition and results of operations may be materially adversely affected.

In addition, Halo must continuously monitor Halo’s inventory and product mix against forecasted demand. If Halo underestimates demand, Halo having inadequate supplies. Halo also faces the risk of having too much inventory on hand that may reach its expiration date and become unsalable, and Halo may be forced to rely on markdowns or promotional sales to dispose of excess or slow-moving inventory. If Halo is unable to manage Halo’s supply chain effectively, Halo’s operating costs could increase and Halo’s profit margins could decrease.

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If any of Halo’s independent shipping providers experience delays or disruptions, Halo’s business could be adversely affected.

Halo relies on independent shipping service providers to ship raw materials and products from Halo’s third-party suppliers and to ship products from Halo’s manufacturing and distribution warehouses to Halo’s customers. Halo’s utilization of any shipping companies that Halo may elect to use, is subject to risks, including increases in fuel prices, employee strikes, organized labor activities and inclement weather, which may impact the shipping company’s ability to provide delivery services sufficient to meet Halo’s shipping needs. If Halo is not able to negotiate acceptable terms with these companies or they experience performance problems or other difficulties, it could negatively impact Halo’s operating results and customer experience.

Halo’s intellectual property rights may be inadequate to protect Halo’s business.

Halo attempts to protect Halo’s intellectual property rights, both in the U.S. and in foreign countries, through a combination of patent, trademark, copyright and trade secret laws, as well as licensing agreements and third-party nondisclosure and assignment agreements. Because of the differences in foreign trademark, patent and other laws concerning proprietary rights, Halo’s intellectual property rights may not receive the same degree of protection in foreign countries as they would in the U.S. Halo’s failure to obtain or maintain adequate protection of Halo’s intellectual property rights for any reason could have a material adverse effect on Halo’s business, results of operations and financial condition.

Halo also relies on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise obtain access to Halo’s unpatented technology. To protect Halo’s trade secrets and other proprietary information, Halo requires employees, consultants, advisors and collaborators to enter into confidentiality agreements. Halo cannot assure you that these agreements will provide meaningful protection for Halo’s trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If Halo is unable to maintain the proprietary nature of Halo’s technologies, Halo could be materially adversely affected.

Halo relies on Halo’s trademarks, trade names, and brand names to distinguish Halo’s products from the products of Halo’s competitors, and have registered or applied to register many of these trademarks. Halo cannot assure you that Halo’s trademark applications will be approved. Third parties may also oppose Halo’s trademark applications, or otherwise challenge Halo’s use of the trademarks. In the event that Halo’s trademarks are successfully challenged, Halo could be forced to rebrand Halo’s products, which could result in loss of brand recognition, and could require Halo to devote significant additional resources to advertising and marketing new brands. Further, Halo cannot assure you that competitors will not infringe Halo’s trademarks, or that Halo will have adequate resources to enforce Halo’s trademarks.

Halo depends on the knowledge and skills of Halo’s senior management and other key employees, and if Halo is unable to retain and motivate them or recruit additional qualified personnel, Halo’s business may suffer.

Halo has benefited substantially from the leadership and performance of Halo’s senior management, as well as other key employees. Halo’s success will depend on Halo’s ability to retain Halo’s current management and key employees, and to attract and retain qualified personnel in the future, and Halo cannot guarantee that Halo will be able to retain Halo’s personnel or attract new, qualified personnel. In addition, Halo does not maintain any “ key person” life insurance policies. The loss of the services of members of Halo’s senior management or key employees could prevent or delay the implementation and completion of Halo’s strategic objectives, or divert management’s attention to seeking qualified replacements.

A failure of one or more key information technology systems, networks or processes may materially adversely affect Halo’s ability to conduct Halo’s business.

The efficient operation of Halo’s business depends on Halo’s information technology systems. Halo relies on Halo’s information technology systems to effectively manage Halo’s sales and marketing, accounting and financial and legal and compliance functions, engineering and product development tasks, research and development data, communications, supply chain, order entry and fulfillment and other business processes. Halo also relies on third parties and virtualized infrastructure to operate and support Halo’s information technology systems. The failure of Halo’s information technology systems, or those of Halo’s third-party service providers, to perform as Halo anticipates could disrupt Halo’s business and could result in transaction errors, processing inefficiencies and the loss of sales and customers, causing Halo’s business and results of operations to suffer.

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In addition, Halo’s information technology systems may be vulnerable to damage or interruption from circumstances beyond Halo’s control, including fire, natural disasters, power outages, systems failures, security breaches, cyber-attacks and computer viruses. The failure of Halo’s information technology systems to perform as a result of any of these factors or Halo’s failure to effectively restore Halo’s systems or implement new systems could disrupt Halo’s entire operation and could result in decreased sales, increased overhead costs, excess inventory and product shortages and a loss of important information.

Further, it is critically important for Halo to maintain the confidentiality and integrity of Halo’s information technology systems. To the extent that Halo has information in Halo’s databases that Halo’s customers consider confidential or sensitive, any unauthorized disclosure of, or access to, such information could result in a violation of applicable data privacy and security, data protection, and consumer protection laws and regulations, legal and financial exposure, damage to Halo’s reputation, a loss of confidence of Halo’s customers, suppliers and manufacturers and lost sales. Despite the implementation of certain security measures, Halo’s systems may still be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems. If any of these risks materialize, Halo’s reputation and Halo’s ability to conduct Halo’s business may be materially adversely affected.

Halo relies heavily on third-party commerce platforms to conduct Halo’s businesses. If one of those platforms is compromised, Halo’s business, financial condition and results of operations could be harmed.

Halo relies upon third-party commerce platforms, including Shopify. The use of Shopify was discontinued when Halo exited Halo’s DTC channel in June 2024. Halo also relies on e-mail service providers, bandwidth providers, Internet service providers and mobile networks to deliver e-mail and “ push” communications to customers and to allow customers to access Halo’s website. Any damage to, or failure of, Halo’s systems or the systems of Halo’s third-party commerce platform providers could result in interruptions to the availability or functionality of Halo’s website and mobile applications. As a result, Halo could lose customer data and miss order fulfillment deadlines, which could result in decreased sales, increased overhead costs, excess inventory and product shortages.

In the future, the loss of access to these third-party platforms, or any significant cost increases from operating on the marketplaces, could significantly reduce Halo’s revenues, and the success of Halo’s business depends partly on continued access to these third-party platforms. Halo’s relationships with Halo’s third-party commerce platform providers could deteriorate as a result of a variety of factors, such as if they become concerned about Halo’s ability to deliver quality products on a timely basis or to protect a third-party’s intellectual property. In addition, third-party marketplace providers could prohibit Halo’s access to these marketplaces if Halo is not able to meet the applicable required terms of use. If for any reason Halo’s arrangements with Halo’s third-party commerce platform providers are terminated or interrupted, such termination or interruption could adversely affect Halo’s business, financial condition, and results of operations.

In addition, Halo exercises little control over these providers, which increases Halo’s vulnerability to problems with the services they provide. Halo could experience additional expense in arranging for new facilities, technology, services and support. The failure of Halo’s third-party commerce platform providers to meet Halo’s capacity requirements could result in interruption in the availability or functionality of Halo’s website and mobile applications, which could adversely affect Halo’s business and results of operations.

Halo may face difficulties as Halo expands business and operations into jurisdictions in which Halo has no prior operating experience.

Halo plans in the future to expand Halo’s operations and business into jurisdictions outside of the jurisdictions where Halo currently carries on business, including internationally. There can be no assurance that any market for Halo’s products will develop in any such foreign jurisdiction. Halo may face new or unexpected risks or significantly increase Halo’s exposure to one or more existing risk factors, including economic instability, new competition, changes in laws and regulations, including the possibility that Halo could be in violation of these laws and regulations as a result of such changes, and the effects of competition.

In addition, it may be difficult for Halo to understand and accurately predict taste preferences and purchasing habits of consumers in new markets. It is costly to establish, develop and maintain operations and develop and promote Halo’s brands in new jurisdictions. As Halo expands its business into other jurisdictions, Halo may encounter regulatory, legal, personnel, technological and other difficulties that increase Halo’s expenses and/or delay Halo’s ability to become profitable in such countries, which may have a material adverse effect on Halo’s business and brand. These factors may limit Halo’s capability to successfully expand Halo’s operations in, or export Halo’s products to, those other jurisdictions.

There may be decreased spending on pets in a challenging economic climate.

A challenging economic climate, including adverse changes in interest rates, volatile commodity markets and inflation, contraction in the availability of credit in the market and reductions in consumer spending, or a slow-down in the general economy or a shift in consumer preferences to less expensive products may result in reduced demand for Halo’s products which may affect Halo’s profitability. Pet ownership and the purchase of pet-related products may constitute discretionary spending for some consumers and any material decline in consumer discretionary spending may reduce overall levels of spending on pets. As a result, a challenging economic climate may cause a decline in demand for Halo’s products which could be disproportionate as compared to competing pet food brands since Halo’s products command a price premium.

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Since a significant portion of Halo’s revenue has been derived from China, a slowdown in economic growth in China could adversely impact the sales of Halo’s products in China, which could have a material adverse effect on Halo’s results of operations and financial condition. In addition, a deterioration in trade relations between the U.S. and China or other countries, or the negative perception of U.S. brands by Chinese or other international consumers, could have a material adverse effect on Halo’s results of operations and financial condition.

If economic conditions result in decreased spending on pets and have a negative impact on Halo’s suppliers or distributors, Halo’s business, financial condition and results of operations may be materially adversely affected.

Significant merchandise returns or refunds could harm Halo’s business.

Halo allows Halo’s customers to return products or obtain refunds, subject to Halo’s return and refunds policy. If merchandise returns or refunds are significant or higher than anticipated and forecasted, Halo’s business, financial condition, and results of operations could be adversely affected. Further, Halo modifies its policies relating to returns or refunds from time to time, and may do so in the future, which may result in customer dissatisfaction and harm to Halo’s reputation or brand, or an increase in the number of product returns or the amount of refunds Halo makes.

Halo may seek to grow Halo’s company and business through acquisitions, investments or through strategic alliances and Halo’s failure to identify and successfully integrate and manage these assets could have a material adverse effect on the anticipated benefits of the acquisition and Halo’s business, financial condition or results of operations.

Halo management expects to consider opportunities to acquire or make investments in new or complementary businesses, facilities, technologies or products, or enter into strategic alliances, which may enhance Halo’s capabilities, expand Halo’s network, complement Halo’s current products or expand the breadth of Halo’s markets. In 2019, Halo completed three significant acquisitions that involved the combination of three businesses that historically have operated as independent companies. The success of these completed acquisitions and any future acquisitions will depend in large part on the success of Halo’s management team in integrating the operations, strategies, technologies and personnel. Potential and completed acquisitions, investments and other strategic alliances involve numerous risks, including: problems integrating the purchased business, facilities, technologies or products; issues maintaining uniform standards, procedures, controls and policies; assumed liabilities; unanticipated costs associated with acquisitions, investments or strategic alliances; diversion of management’s attention from Halo’s existing business; adverse effects on existing business relationships with suppliers, manufacturers, and retail customers; risks associated with entering new markets in which Halo has limited or no experience; potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of an acquisition; potential loss of key employees of acquired businesses; and increased legal and accounting compliance costs.

Halo may fail to realize some or all of the anticipated benefits of the acquisitions if the integration process takes longer than expected or is more costly than expected. Halo’s failure to meet the challenges involved in successfully integrating acquisitions, including the operations of Halo, or to otherwise realize any of the anticipated benefits of the acquisitions could impair Halo’s financial condition and results of operations. Furthermore, Halo does not know if Halo will be able to identify additional acquisitions or strategic relationships Halo deems suitable or whether Halo will be able to successfully complete any such transactions on favorable terms or at all. Halo’s ability to successfully grow through strategic transactions depends upon Halo’s ability to identify, negotiate, complete and integrate suitable target businesses, facilities, technologies and products and to obtain any necessary financing. These efforts could be expensive and time-consuming and may disrupt Halo’s ongoing business.

Premiums for Halo’s insurance coverage may not continue to be commercially justifiable, and Halo’s insurance coverage may have limitations and other exclusions and may not be sufficient to cover Halo’s potential liabilities.

Halo has insurance to protect Halo’s assets, operations and employees. While Halo management believes Halo’s insurance coverage addresses all material risks to which Halo is exposed and is adequate and customary in Halo’s current state of operations, such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which Halo is exposed. No assurance can be given that such insurance will be adequate to cover Halo’s liabilities or will be generally available in the future or, if available, that premiums will be commercially justifiable. If Halo is unable to obtain such insurances or if Halo were to incur substantial liability and such damages were not covered by insurance or were in excess of policy limits, Halo may be prevented from entering into certain business sectors, Halo’s growth may be inhibited, and Halo may be exposed to additional risk and financial liabilities, which could have a material adverse effect on Halo’s business, results of operations and financial condition could be materially adversely affected.

Adverse litigation judgments or settlements resulting from legal proceedings relating to Halo’s business operations could materially adversely affect Halo’s business, financial condition and results of operations.

From time to time, Halo is subject to allegations, and may be party to legal claims and regulatory proceedings, relating to Halo’s business operations. Such allegations, claims and proceedings may be brought by third parties, including Halo’s customers, employees, governmental or regulatory bodies or competitors. Defending against such claims and proceedings, regardless of their merits or outcomes, is costly and time consuming and may divert management’s attention and personnel resources from Halo’s normal business operations, and the outcome of many of these claims and proceedings cannot be predicted. If any of these claims or proceedings were to be determined adversely to us, a judgment, a fine or a settlement involving a payment of a material sum of money were to occur, or injunctive relief were issued against us, Halo’s reputation could be affected and Halo’s business, financial condition and results of operations could be materially adversely affected.

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If third parties claim that Halo infringes upon their intellectual property rights, Halo’s business and results of operations could be adversely affected.

Any claims of intellectual property infringement, even those without merit, could be expensive and time consuming to defend; could require Halo to cease selling the products that incorporate the challenged intellectual property; could require Halo to redesign, reengineer, or rebrand the product, if feasible; could divert management’s attention and resources; or could require Halo to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property. Any royalty or licensing agreements, if required, may not be available to Halo on acceptable terms or at all.

A successful claim of infringement against Halo could result in Halo’s being required to pay significant damages, enter into costly license or royalty agreements, or stop the sale of certain products, any of which could have a negative impact on Halo’s business, financial condition, results of operations and Halo’s future prospects.

Failure to comply with the U.S. Foreign Corrupt Practices Act, other applicable anti-corruption and anti-bribery laws, and applicable trade control laws could subject Halo to penalties and other adverse consequences.

Halo also operates Halo’s business in part outside of the U.S. and Halo’s operations are subject to the U.S. Foreign Corrupt Practices Act (the “ FCPA”), as well as the anti-corruption and anti-bribery laws in the countries where Halo does business. In addition, Halo is subject to U.S. and other applicable trade control regulations that restrict with whom Halo may transact business, including the trade sanctions enforced by the U.S. Treasury, Office of Foreign Assets Control (“ OFAC”). Halo also plans to expand its operations outside of the U.S. in the future and Halo’s risks related to the FCPA will increase as Halo grows its international presence. Any violations of these anti-corruption or trade controls laws, or even allegations of such violations, can lead to an investigation and/or enforcement action, which could disrupt Halo’s operations, involve significant management distraction, and lead to significant costs and expenses, including legal fees. In addition, Halo’s brand and reputation, Halo’s sales activities or Halo’s stock price could be adversely affected if Halo becomes the subject of any negative publicity related to actual or potential violations of anti-corruption, anti-bribery or trade control laws and regulations.

Halo’s ability to utilize its net operating loss carryforwards may be limited.

Halo’s ability to utilize its federal net operating loss carryforwards and federal tax credit may be limited under Section 382 of the Code as amended by the Tax Cut and Jobs Act (the “ TCJA”). The limitations apply if Halo experiences an “ownership change”. Similar provisions of state tax law may also apply. If Halo has experienced an ownership change at any time since Halo’s formation, Halo may already be subject to limitations on Halo’s ability to utilize Halo’s existing net operating losses to offset taxable income. In addition, future changes in Halo’s stock ownership, which may be outside of Halo’s control, may trigger an ownership change and, consequently, the limitations under Section 382. As a result, if or when Halo earns net taxable income, Halo’s ability to use Halo’s pre-change net operating loss carryforwards to offset such taxable income may be subject to limitations, which could adversely affect Halo’s future cash flows.

Risks Related to the Regulation of Halo’s Business and Products

Halo and its co-manufacturers and suppliers are subject to extensive governmental regulation and may be subject to enforcement if Halo is not in compliance with applicable requirements.

Halo and its third-party suppliers are subject to a broad range of foreign, federal, state and local laws and regulations governing, among other things, the testing, development, manufacture, distribution, marketing and post-market reporting of animal foods. These include laws administered by the FDA, the FTC, the USDA, and other federal, state and local regulatory authorities. Because Halo markets food, supplements and other products that are regulated as food and cosmetic care products for animals, Halo and the companies that manufacture its products are subject to the requirements of the FDCA and regulations promulgated thereunder by the FDA. The FDCA and related regulations govern, among other things, the manufacturing, composition, ingredients, packaging, labeling and safety of food for animals. The FDA requires that facilities that manufacture animal food products comply with a range of requirements. If Halo’s third-party suppliers cannot successfully manufacture products that conform to Halo’s specifications and the strict regulatory requirements, they may be subject to adverse inspectional findings or enforcement actions, which could materially impact Halo’s ability to market Halo’s products, could result in their inability to continue manufacturing for Halo or could result in a recall of Halo’s products that have already been distributed.

If the FDA or other regulatory authority determines that Halo or they have not complied with the applicable regulatory requirements, Halo’s business, financial condition and results of operations may be materially adversely impacted. If Halo does not comply with labeling requirements, including making unlawful claims about Halo’s products, Halo could be subject to public warning letters and possible further enforcement. Failure by Halo or Halo’s co-manufacturers and suppliers to comply with applicable laws and regulations or to obtain and maintain necessary permits, licenses and registrations relating to Halo’s or Halo’s partners’ operations could subject Halo to administrative and civil penalties, including fines, injunctions, recalls or seizures, warning letters, restrictions on the marketing or manufacturing of Halo’s products, or refusals to permit the import or export of products, as well as potential criminal sanctions, which could result in increased operating costs resulting in a material effect on Halo’s operating results and business.

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International expansion of Halo’s business could expose Halo to substantial business, regulatory, political, financial and economic risks.

Halo currently conducts business and market products in the U.S., Canada and select Asian markets, including China. The expansion of Halo’s business outside of the U.S. could expose Halo to substantial risks, which may include, but are not limited to, the following:

●	political, social and economic instability;

●	higher levels of credit risk, corruption and payment fraud;

●	regulations that might add difficulties in repatriating cash earned outside the U.S. and otherwise prevent Halo from freely moving cash;

●	import and export controls and restrictions and changes in trade regulations

●	compliance with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and similar laws in other jurisdictions;

●	multiple, conflicting and changing laws and regulations such as privacy, security and data use regulations, tax laws, trade regulations, economic sanctions and embargoes, employment laws, anti-corruption laws, regulatory requirements, reimbursement or payor regimes and other governmental approvals, permits and licenses;

●	failure by us, Halo’s collaborators or Halo’s distributors to obtain regulatory clearance, authorization or approval for the use of Halo’s products in various countries;

●	additional potentially relevant third-party patent rights;

●	complexities and difficulties in obtaining intellectual property protection and enforcing Halo’s intellectual property;

●	logistics and regulations associated with shipping samples and customer orders, including infrastructure conditions and transportation delays;

●	the impact of local and regional financial crises;

●	natural disasters, political and economic instability, including wars, terrorism and political unrest, and outbreak of disease;

●	breakdowns in infrastructure, utilities and other services;

●	boycotts, curtailment of trade and other business restrictions; and

●	the other risks and uncertainties described in this Form 10K

Any of these factors could significantly harm Halo’s future international expansion and operations and, consequently, Halo’s revenue and results of operations.

Changes in government regulations and trade policies may materially and adversely affect Halo’s sales and results of operations.

The U.S. or foreign governments may take administrative, legislative, or regulatory action that could materially interfere with Halo’s ability to sell products in certain countries and/or to certain customers, particularly in China. As part of Halo’s attempt to broaden its customer base, Halo has begun offering Halo’s products to Chinese consumers. Halo’s decision to export products to China requires Halo to comply with Chinese rules, laws, and regulations, as well as certain domestic and international laws relating to the import and export of goods to foreign countries. These laws are often changing, and the costs associated with complying with these laws and regulations may adversely affect Halo. Additionally, changes in the current laws may make importing products to China more difficult, which may also negatively affect Halo’s business. Furthermore, changes in U.S. trade policy more generally could trigger retaliatory actions by affected countries, which could impose restrictions on Halo’s ability to do business in or with affected countries or prohibit, reduce or discourage purchases of Halo’s products by foreign customers. Changes in, and responses to, U.S. trade policy could reduce the competitiveness of Halo’s products, cause Halo’s sales to decline and adversely impact Halo’s ability to compete, which could materially and adversely impact Halo’s business, financial condition and results of operations.

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There is significant uncertainty about the future relationship between the U.S. and China with respect to trade policies, treaties, government regulations and tariffs. An escalation of recent trade tensions between the U.S. and China has resulted in trade restrictions that could harm Halo’s ability to participate in Chinese markets and numerous additional such restrictions have been threatened by both countries. The U.S. and China have imposed a number of tariffs and other restrictions on items imported or exported between the U.S. and China. Halo cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between the U.S. and China or other countries, what products may be subject to such actions, or what actions may be taken by the other countries in retaliation. The institution of trade tariffs both globally and between the U.S. and China specifically carries the risk of negatively impacting China’s overall economic condition, which could have negative repercussions for Halo’s business. Halo’s products are and may continue to be subject to export license requirements or restrictions, particularly in respect of China.

Halo’s products may be subject to recalls for a variety of reasons, which could require Halo to expend significant management and capital resources.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, adulteration, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. Although Halo has detailed procedures in place for testing finished products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits, whether frivolous or otherwise. If any of the animal food or care products produced by Halo are recalled due to an alleged product defect or for any other reason, Halo could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. Halo had to issue a recall in 2018 for one of Halo’s products after a single retail sample collected by the Michigan Department of Agriculture tested positive for Salmonella. Although customers reported no incidents of injury or illness in association with this product, the recall negatively affected Halo’s results. As a result of any such recall, customers may be hesitant to purchase Halo’s products in the future and Halo may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention or damage Halo’s reputation and goodwill or that of Halo’s products or brands. Additionally, product recalls may lead to increased scrutiny of Halo’s operations by the FDA or other state or federal regulatory agencies, requiring further management attention, increased compliance costs and potential legal fees, fines, penalties and other expenses.

Changes in existing laws or regulations, including how such existing laws or regulations are enforced by federal, state, and local authorities, or the adoption of new laws or regulations may increase Halo’s costs and otherwise adversely affect Halo’s business, financial condition and results of operations.

The manufacture and marketing of animal food products is highly regulated, and Halo and its co-manufacturers and suppliers are subject to a variety of federal and state laws and regulations applicable to pet food and treats. These laws and regulations apply to many aspects of Halo’s business, including the manufacture, packaging, labeling, distribution, advertising, sale, quality and safety of Halo’s products. Halo could incur costs, including fines, penalties, and third-party claims, in the event of any violations of, or liabilities under, such requirements, including any competitor or consumer challenges relating to compliance with such requirements. For example, in connection with the marketing and advertisement of Halo’s products, Halo could be the target of claims relating to false or deceptive advertising, including under the auspices of the FTC and state consumer protection statutes. The regulatory environment in which Halo operates could change significantly and adversely in the future. The laws and regulations that apply to Halo’s products and business may change in the future and Halo may incur (directly or indirectly) material costs to comply with current or future laws and regulations or any required product recalls. New or revised government laws and regulations could significantly limit Halo’s ability to run Halo’s business as it is currently conducted, result in additional compliance costs and, in the event of noncompliance, lead to administrative or civil remedies, including fines, injunctions, withdrawals, recalls or seizures and confiscations, as well as potential criminal sanctions. Any such changes or actions by the FDA or other regulatory agencies could have a material adverse effect on Halo’s co-manufacturers, Halo’s suppliers or Halo’s business, financial condition and results of operations.

Risks Related to Our Organization and Structure

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary.

Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

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Delaware law and the Certificate of Incorporation, as amended, and Bylaws contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions contained in our certificate of incorporation and bylaws could make it more difficult for a third party to acquire us after we have become a publicly traded company. Provisions in our certificate of incorporation and bylaws impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions. For example, our certificate of incorporation authorizes our board of directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock without any vote or action by our stockholders. Thus, our board of directors can authorize and issue shares of preferred stock with voting or conversion rights that could dilute the voting power of holders of our other series of capital stock. These rights may have the effect of delaying or deterring a change of control of our company. Additionally, our certificate of incorporation and/or bylaws establish limitations on the removal of directors and on the ability of our stockholders to call special meetings and include advance notice requirements for nominations for election to our board of directors and for proposing matters that can be acted upon at stockholder meetings.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware (the “ DGCL”), which prohibits an “ interested stockholder” owning in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which such stockholder acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

The Certificate of Incorporation, as amended, is attached as Exhibits 3.1 through 3.6 to this Current Report and we urge you to read it.

The Certificate of Incorporation, as amended, designates a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between the Company and its stockholders, which could limit the Company’s stockholders’ ability to choose the judicial forum for disputes with the Company or its directors, officers, or employees.

The Certificate of Incorporation, as amended, provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or its officers or directors arising pursuant to any provision of the DGCL or the Amended and Restated Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine of the law of the State of Delaware; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. Additionally, the Amended and Restated Certificate of Incorporation will provide that, unless the Company consents to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; provided, however, that such provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a court would enforce this provision and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of the securities of the Company will be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Company or its directors, officers, or other employees, which may discourage lawsuits against the Company and its directors, officers, and other employees. If a court were to find these exclusive-forum provisions to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

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The Business Combination may not have the intended benefits.

There is no assurance that the Business Combination will successfully operate as combined entities following the closing of the merger, and there is no assurance that we, or our stockholders of the Company will experience any benefits of the type that we expect to experience.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Predecessor for the year ended December 31, 2024 and 2023 is set forth in the Company’s Annual Report on 10-K, filed on March 31, 2025, under the heading “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” and is incorporated herein by reference. Management’s Discussion and Analysis of Financial Condition and Results of Operations of SRx Health for the twelve-month periods ended September 30, 2023 and 2022 is set forth in the Company’s Definitive Proxy Statement, filed on January 28, 2025, under the heading “Management’s Discussion and Analysis” and is incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on April 24, 2025, immediately following the closing the Merger, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding Company Common Stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on a pro forma basis to reflect the transactions contemplated by the Merger Agreement. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise. The table assumes (i) a total of 35,233,010 shares of our common stock outstanding as of April 24, 2025, accounting for the shares of our Company Common Stock issued in the Merger and (ii) that all shares that may be subject to appraisal rights have been issued to those persons eligible to receive such shares. All numbers in the footnotes give effect to the closing of the Merger and the other transactions contemplated to close in connection therewith. Unless otherwise noted below the address of each person identified is c/o SRx Health Solutions, Inc., 12400 Race Track Road, Tampa, Florida 33626.

Unless otherwise indicated and subject to applicable community property and similar laws, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name of Stockholder	Shares Owned	Percentage Owned
Executive Officers and Directors
Adesh Vora (1)	18,993,987	53.9%
Dave Sohi	471,829	1.3%
Michael Young	366,384	1.0%
Lionel F. Conacher	326,446	0.9%
Brock Clancy	294,469	0.8%
David White	183,152	0.5%
Kent Cunningham	179,403	0.5%
Carolina Martinez	127,285	*
Simon Conway	47,847	*
Officer and Directors as a Group (9 persons)	20,990,802	59.6%

Greater than 5% Holders
Glen Gibbons (2)	2,380,526	6.8%

*indicates <0.5% ownership

(1)	Includes approximately 17.0 million shares directly and indirectly owned by Adesh Vora, and approximately 2.0 million exchangeable shares issued to SRx shareholders in which Adesh Vora has the power to vote and/or direct the voting of such group.
(2)	Includes approximately 1.1 million shares directly owned by Glen Gibbons, and 1.28 million shares held indirectly through CCII, a Bahamas cooperation.

DIRECTORS AND EXECUTIVE OFFICERS

The following persons are the Company’s executive officers and directors, who each hold the positions set forth opposite their name.

Executive Officers and Directors	Age	Position
Adesh Vora	49	Executive Chairman and Director
Davender Sohi	43	President
David White	72	Director
Simon Conway	57	Director
Michael Young	47	Director
Lionel Conacher	62	Director
Kent Cunnigham	54	Chief Executive Officer
Carolina Martinez	35	Chief Financial Officer

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Adesh Vora. Mr. Vora was appointed as the Company’s Executive Chairman on April 24, 2025 upon the closing of the Merger. Mr. Vora was the founder, President and Chief Executive Officer of SRx. He brings over 24 years of pharmacy and healthcare experience to the Company and leads the company with both a deep knowledge of and passion for the Canadian healthcare system. Since SRx’s inception in 2013, Adesh successfully grew the company from just one specialty pharmacy into a national, comprehensive healthcare service provider. He believes that all Canadians should have access to equal and modern healthcare, and as such, has played a key role in developing innovative and integrated healthcare solutions that enhance patient outcomes and accessibility to care. He equally strives to continue driving the profession of Pharmacy and the role of a pharmacist, while simultaneously inspiring other pharmacists to innovate. He proudly serves on the board of directors of the Neighbourhood Pharmacy Association of Canada, and as President of the board of Seva International Charitable Foundation. Adesh holds a Doctor of Pharmacy degree from the University of Illinois, and has completed Alumni Programs at Harvard Business School and the Massachusetts Institute of Technology Sloan School of Management.

Davender (Dave) Sohi. Mr. Sohi was appointed as the Company’s executive President on April 24, 2025 upon the closing of the Merger. Mr. Sohi was previously the Chief Financial Officer of SRx and has over 17 years of experience in the Accounting and Financial sectors. He began his career in tax and audit before transitioning into advisory roles involving Valuations and M&A at various firms including Ernst and Young. Mr. Sohi then went on to start his own Accounting and Consulting business and also had the opportunity to join Avicanna Inc., a biopharmaceutical company, as Chief Financial Officer where he helped complete the company’s Initial Public Offering on the Toronto Stock Exchange in 2019. In Dave’s current position at with the Company, he plays a leading role in transforming the finance function, in addition to providing in-depth technical knowledge in order to drive decisions, create solid processes, and ensure that external reporting is accurate, reliable and timely. Mr. Sohi graduated with a Bachelors of Commerce from Queen’s University and holds a CPA, CA and CBV Qualification.

David White. Mr. White was appointed to the Company’s Board of Directors on April 24, 2025 upon the closing of the Merger.. Mr. White is an Independent Board Director with over 30 years experience in various positions including, CEO, CFO and COO. Mr. White is an Independent Director and Chair the Audit Committee of a TSX listed, global equipment manufacturer (grain handling storage and conditioning equipment and food processing equipment), an Independent Director of a NASDAQ listed equipment manufacturer (livestock feeding and handling equipment) and Chair the Compensation Committee, and an Independent Director and Chair the Compliance Committee of a Private Equity sponsored Ambulance company. Recently Mr. White served as the CEO and Board Director of a private equity sponsored Student Transportation business, where he presented the opportunity to the sponsor, put together an Industry leading executive team and served as the CEO for the first two years. Mr. White now continues as a Board Director. Mr. White also previously served as the CEO of TransCare Inc., a New York based Ambulance Company, and also provided ADA ParaTransit Services in three large northeastern cities. Mr. White also previously was was a General Partner of Harlingwood Partners, a fund less private equity firm where he spent his time as the CEO of Esquire Communications, a legal support services company. As President of Laidlaw’s Ambulance division, Mr. White helped build the company from $35 million to $650 million in revenue operating in 26 states with over 12,000 employees. As President of Student Transport, Mr. White helped the company grow form $90 million in revenues to $170 million. Mr. White started his career as a financial executive with Coopers & Lybrand, then with fortune 1000 companies including John Labatt Limited, Lawson Mardon (a global printing and packaging business) and Laidlaw Inc. Mr. White’s strengths include building and leading highly effective teams especially in business that are very labor intensive. Mr. White received his BA from the University of Western Ontario and MBA from the University of Toronto.

Simon Conway. Mr. Conway was appointed to the Company’s Board of Directors on April 24, 2025 upon the closing of the Merger. Mr. Conway is an experienced investor and entrepreneur with a distinguished 30-year career in real estate, corporate finance, and advisory services, operating across the UK, US, and international markets. After earning a degree in Accounting & Financial Management, Mr. Conway qualified as a Chartered Accountant with Stoy Hayward (now BDO). Post-qualification, he was seconded to Howarth & Howarth, where he focused on hotel and leisure consultancy—laying the foundation for a career built on strategic property investment and operational turnaround. In 1994, Mr. Conway founded his own property business and, over a four-year period, assembled a UK-based leisure investment portfolio valued at approximately £40 million. In 1998, following a merger and rebrand to St James Capital, the business acquired a 55-unit public house portfolio. Under Mr. Conway’s leadership, the group grew the rent roll to £13.5 million per annum and ultimately exited at a gross portfolio value of around £240 million by 2005. In 2004, Mr. Conway and his partners acquired Earls Court & Olympia in London for £235 million, encompassing over 1 million sq. ft. of exhibition and conference space and 350 employees. Through asset enhancement and operational efficiencies, EBITDA grew by 50%, culminating in a full exit in 2009 for £360 million. In parallel, the exhibition creation business was sold via a management buyout for £35 million in 2005. In 2008, Mr. Conway co-founded Matterhorn Capital with Anthony Lyons. The firm has since transacted over £1.5 billion in real estate, with a diverse portfolio spanning shopping centres, hospitals, hotels, office buildings, and residential development land. Transactions have been completed in the UK, France, Bermuda, St Lucia, and across the US, including Florida, Texas, Arizona, New York, and Georgia. Mr. Conway’s core strengths lie in debt structuring, tax-efficient deal architecture, capital raising, and transaction execution. Alongside his investment activities, he has advised institutional funds and deployed internal capital via mezzanine and preferred equity structures. Beyond real estate, Mr. Conway has played a pivotal strategic role in two leasing businesses. In the US, he advised a lighting-as-a-service platform managing over 3,000 commercial sites, supporting its growth and securitised debt structuring with partners such as Deutsche Bank. In the UK, he has helped scale a children’s bike leasing company to over 100,000 customers, now preparing for European expansion under a “rent to upgrade” model.

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Michael Young. Mr. Young has served on the Board of Directors since December 2019. Mr. Young served as the Company’s Chairman from December 2019 to April 24, 2025, when he resigned from such position upon the closing of the Merger. Mr. Young is a founding partner of Cottingham Capital, an investment company focused on real estate and technology investment, where he has served as Managing Partner since its inception in January 2017. Prior to January 2017, Mr. Young served as the Managing Director and Co-Head of Trading of GMP Securities, L.P., a Canadian investment bank. Mr. Young has previously served on the boards of Aerues Inc., an anti-microbial copper coating technology company, XIB I Capital Corp., a capital pool company, Nuuvera Corp. and ICC Labs. Mr. Young holds a diploma in Finance from George Brown College. We believe Mr. Young’s qualifications to serve as a director of our Company include his extensive senior level executive management and trading experience in the Canadian and U.S. capital markets and his experience on other public company boards of directors.

Lionel F. Conacher. Mr. Conacher has served as a director since September 2021. He has over thirty years of financial experience, spanning senior positions in public companies in both Canada and the US, investment banking, private equity and venture capital. Mr. Conacher currently serves as Chairman of DXL Group (NASDAQ: DXLG), where he has successfully guided the retail chain through the COVID-19 pandemic. In 2018, Mr. Conacher co-founded a San Francisco based venture capital fund, Next Ventures, after serving as a Senior Advisor and Operating Partner at Altamont Capital Partners, a Palo Alto based Private Equity Firm, for over seven years. Prior to his experience at Altamont Partners, he co-founded and served as the CEO of Westwind Partners Inc., a specialized Canadian institutional investment bank that was ultimately sold to Thomas Weisel Partners for $170 million in 2007 before being acquired by Steifel in 2010. Mr. Conacher holds an A.B. in Economics & Art History from Dartmouth College and is also actively involved in a variety of non-profits.

Kent Cunningham. Mr. Cunningham was appointed as Chief Executive Officer of the Company effective as of May 22, 2023, which appointment was ratified by the Company’s Board of Directors on April 24, 2025 upon the closing of the Merger. Prior to joining the Company, Mr. Cunningham was a Principal with Catapult Consulting where he provided management and M&A advisory consulting services from February 2022 to May 2023. Prior to consulting, Mr. Cunningham served as the Chief Executive Officer of 1440 Foods, a sports and active nutrition company, between August 2021 and January 2022. Prior to 1440 Foods, he was a General Manager at The Bountiful Company, an American dietary supplements company, from May 2019 to August 2021. Prior to The Bountiful Company, Mr. Cunningham was Chief Marketing Officer for Whole Earth Brands, a global food company providing plant-based sweeteners and flavor enhancers, between April 2018 and May 2019. From 2013 to April 2018, Mr. Cunningham held various marketing positions at Glanbia Performance Nutrition, a global nutrition company. From 2006 to 2013, Mr. Cunningham held various Marketing positions at MARS Petcare, owner of several health and nutrition pet food brands. Mr. Cunningham is a passionate brand builder and business leader with over 25 years of CPG and Health & Wellness marketing and sales experience across a range of corporate environments and categories including accelerating growth within multinationals, brand turnarounds and high value exits in the private equity business for the likes of KKR & Co. Inc. Mr. Cunningham holds an MBA in Marketing from Vanderbilt University and a BA in Communications from the University of Michigan. Mr. Cunningham was appointed as a member of the Board, effective April 1, 2024. Mr. Cunningham resigned from the Company’s Board of Directors on April 24, 2025 upon the closing of the Merger.

Carolina (Nina) Martinez. Mrs. Martinez was appointed as Chief Financial Officer, effective August 2, 2023, which appointment was ratified by the Company’s Board of Directors on April 24, 2025 upon the closing of the Merger. Mrs. Martinez was previously appointed and served as the Interim Chief Financial Officer, Secretary and Treasurer of the Company effective as of April 3, 2023, and will continue to serve as the Secretary and Treasurer of the Company. Prior to joining the Company, Mrs. Martinez was a Director of CFO Partnership Solutions at ONE10 Advisors, LLC, (“ONE10 Advisors”) a strategic finance and accounting advisory firm in Tampa, FL. Prior to joining ONE10 Advisors in January 2022, Mrs. Martinez spent nine years at PricewaterhouseCoopers, LLP where she served as a Manager in the National Quality Organization office from March through December 2021, and in various assurance roles from January 2013 through March 2021 where she primarily served publicly traded companies. Mrs. Martinez is a Certified Public Accountant in the State of Florida and holds a Master of Science in Accounting from The University of Tampa and a Bachelor of Science in Business Administration, Accounting from the University of Central Florida.

Code of Business Conduct

The Company Board will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of the Company’s Code of Business Conduct and Ethics will be posted on the Corporate Governance portion of the Company’s website. The Company will post amendments to its Code of Business Conduct and Ethics or waivers of its Code of Business Conduct and Ethics for directors and officers on the same website or in a current report on Form 8-K.

Family Relationships

There are no family relationships amongst any of our executive officers or directors.

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Director Independence

Each of David White, Simon Conway, Michael Young and Lionel Conacher meets the definition of “independence” per Rule 803 of the NYSE American Company Guide.

Committees of the Board

We have an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Strategic Advisory Committee. Each such committee of the Board of Directors has or will have the composition and responsibilities described below. Each committee is governed by a written charter. In 2024, each director attended all of the meetings of the Board and the committees on which such director serves. Each committee charter is posted on our website at https://ir.betterchoicecompany.com/corporate-governance. From time to time, our Board may also establish other, special committees when necessary to address specific issues.

Audit Committee

Our Audit Committee’s responsibilities include, among other matters: appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures; coordinating our Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures; discussing our risk management policies; meeting independently with our internal auditing staff, if any, registered public accounting firm and management; reviewing and approving or ratifying any related person transactions; and preparing the audit committee report required by the SEC.

The members of our Audit Committee are Messrs. White, Conway and Conacher. Mr. White was appointed as chairperson of this committee on April 24, 2025 upon the closing of the Merger. Our Board has determined that each of Messrs. White, Conway and Conacher is independent under the applicable independence standards of Rule 10A-3 under the Exchange Act applicable to audit committee members. In addition, our Board has determined that Messrs. White, Conway and Conacher each qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K. Our Audit Committee met three times during 2024.

Compensation Committee

Our Compensation Committee’s responsibilities include, among other matters: reviewing and approving, or recommending for approval by the board of directors, the compensation of our Chief Executive Officer and our other executive officers; overseeing and administering our cash and equity incentive plans; reviewing and making recommendations to our board of directors with respect to director compensation; reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; reviewing and discussing the voting recommendations of our stockholders on matters involving executive compensation, to the extent required; and preparing the annual compensation committee report required by SEC rules, to the extent required. No compensation consultant was engaged to provide advice or recommendations on our executive or director compensation for 2024.

The members of our Compensation Committee are Messrs. Conacher, Conway and Young, and Mr. Young serves as chairman of this committee. Our Compensation Committee met twice during 2024.

Nominating and Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include, among other matters: identifying individuals qualified to become board of directors members; recommending to our board of directors the persons to be nominated for election as directors and to each board committee; developing and recommending to our board of directors corporate governance guidelines, and reviewing and recommending to our board of directors proposed changes to our corporate governance guidelines from time to time; and overseeing a periodic evaluation of our board of directors.

The members of our Nominating and Corporate Governance Committee are Messrs. Conacher, Conway and White. Mr. Conacher serves as chairperson of this committee. Our Nominating and Corporate Governance Committee did not meet during 2024.

Compensation Committee Interlocks and Insider Participation

None of the Company’s officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on the Company’s compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on the Company Board.

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Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our directors and executive officers. We expect the indemnification agreement to provide, among other things, that we will indemnify and hold harmless each person subject to an indemnification agreement (each, an “Indemnified Party”) to the fullest extent permitted by applicable law from and against all losses, costs, liabilities, judgments, penalties, fines, expenses and other matters that may result or arise in connection with such Indemnified Party serving in his or her capacity as a director of ours or serving at our direction as a director, officer, employee, fiduciary or agent of another entity. We expect the indemnification agreement to further provide that, upon an Indemnified Party’s request, we will advance expenses to the Indemnified Party to the fullest extent permitted by applicable law. Pursuant to the indemnification agreement, we will intend that an Indemnified Party is presumed to be entitled to indemnification and we have the burden of proving otherwise. We also intend to secure and maintain in full force and effect directors’ liability insurance. If indemnification under an indemnification agreement is unavailable to an Indemnified Party for any reason, we, in lieu of indemnifying the Indemnified Party, will contribute to any amounts incurred by the Indemnified Party in connection with any claim relating to an indemnifiable event in such proportion as is deemed fair and reasonable in light of all of the circumstances to reflect the relative benefits received or relative fault of the parties in connection with such event.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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EXECUTIVE COMPENSATION

The table below sets forth the compensation earned by our executive officers for the years ended December 31, 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (2) ($)	Total ($)
Kent Cunningham (3)	2024	360,000	270,000	—	40,000	—	11,262	681,262
Chief Executive Officer	2023	350,000	53,459	362,727	—	—	8,785	774,971
	2022	—	—	—	—	—	—	—
Lionel F. Conacher (4)	2024	—	—	81,481	26,000	—	60,000	167,481
Interim Chief Executive Officer	2023	160,000	—	13,334	—	—	—	173,334
	2022	160,000	—	153,336	18,573	—	—	331,909
	2021	—	—	—	—	—	—	—
Carolina Martinez (5)	2024	254,400	171,720	—	31,000	—	6,375	463,495
Chief Financial Officer	2023	240,000	19,200	—	70,000	—	1,106	330,306
	2022	—	—	—	—	—	—	—
Scott Lerner (6)	2024	—	—	—	—	—	—	—
Chief Executive Officer	2023	—	—	—	—	—	—	—
	2022	350,000	—	—	472,118	—	—	822,118
Sharla A. Cook (7)	2024	—	—	—	—	—	—	—
Chief Financial Officer	2023	250,000	—	28,000	—	—	3,206	281,206
	2022	250,000	100,000	—	153,596	—	9,801	513,397
Donald Young (8)	2024	—	—	—	—	—	—	—
Chief Sales Officer	2023	275,000	—	14,000	—	—	43,744	332,744
	2022	275,000	110,000	—	492,174	—	9,425	886,599
Robert Sauermann (9)	2024	—	—	—	—	—	—	—
Executive Vice President, Strategy	2023	240,000	—	28,000	—	—	1,811	269,811
	2022	240,000	96,000	—	367,435	—	10,250	713,685
Adesh Vora	2024	—	—	—	—	—	—	—
Executive Chairman	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—
Davender Sohi	2024	—	—	—	—	—	—	—
President	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—

(1) The amounts reported reflect the grant date fair value of the stock options granted, as computed in accordance with ASC 718. The fair value of each option grant is estimated based on the fair value on the date of grant using the Black-Scholes option pricing model. The assumptions that we used to calculate these amounts are discussed in Note 14 to our financial statements included in this Current Report on Form 8-K.

(2) The amounts reported reflect matching 401(k) payments and accrued PTO payout.

(3) Mr. Cunningham was appointed Chief Executive Officer effective May 22, 2023.

(4) Mr. Conacher was employed with us as interim Chief Financial Officer from September 14, 2022 until May 22, 2023. Compensation in 2024 was related solely to fees in his capacity as a director.

(5) Mrs. Martinez was appointed as Chief Financial Officer effective August 2, 2023. Mrs. Martinez was previously appointed and served as the Interim Chief Financial Officer of the Company effective as of April 3, 2023.

(6) Mr. Lerner resigned effective September 14, 2022.

(7) Ms. Cook commenced employment with us in April 2020 and was appointed as our Chief Financial Officer in October 2020. Ms. Cook resigned effective as of April 3, 2023.

(8) Mr. Young resigned effective as of September 8, 2023.

(9) Mr. Sauermann resigned effective as of March 17, 2023.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth the outstanding stock option awards held by our executive officers as of December 31, 2024.

	Option Awards
Name	Option Award Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Kent Cunningham	6/26/2024(1)	–	8,000	$5.00	6/26/2034
Carolina Martinez	6/26/2024(1)	–	6,200	$5.00	6/26/2034
	8/7/2023(2)	1,515	3,030	$15.40	8/7/2033

(1) Options vest as follows: 100% on first anniversary of the grant date

(2) Options vest as follows: 1/3 on each annual anniversary of the grant date

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2019 Incentive Award Plan - Summary

The following is a summary of the principal features of the 2019 Incentive Award Plan (as amended, the “2019 Plan”). This summary does not purport to be a complete description of all of the provisions of the 2019 Equity Incentive Plan and it is qualified in its entirety by reference to the full text of the 2019 Equity Incentive Plan.

Eligibility and Administration. Employees, consultants and non-employee directors of the Company and its subsidiaries may be eligible to receive awards under the 2019 Plan.

Awards. The 2019 Plan provides for the grant of ISOs within the meaning of Section 422 of the Internal Revenue Code (the “Code”) to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”), Restricted Stock Awards, Restricted Stock Unit (“RSU”) awards, and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized Shares. The maximum number of shares of our Common Stock that may be issued under the 2019 Plan is currently 2,860,306. This number was increased from 204,546 in connection with the Merger.

Shares subject to stock awards granted under the Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under our Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under our Plan. If any shares of our Common Stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares, (ii) to satisfy the exercise, strike or purchase price of an award or (iii) to a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or satisfy reacquired will revert to and again become available for issuance under the Plan. Any shares previously issued which are reacquired in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the Plan.

Plan Administration. The Compensation Committee of the Better Choice Board (the “Committee”) has the authority to administer the Plan, unless and until the Board delegates some or all of the administration of the Plan to a different Committee or Committees of the Board. It is the duty of the Committee to conduct the general administration of the 2019 Plan in accordance with its provisions. The Committee has the power to interpret the 2019 Plan, to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the 2019 Plan, to interpret, amend or revoke any such rules and to amend the 2019 Plan or any Award Agreement thereunder. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to, among other things:

(a) Designate eligible individuals to receive awards;

(b) Determine the type or types of awards to be granted to each eligible individual;

(c) Determine the number of awards to be granted and the number of shares to which an award will relate;

(d) Determine the terms and conditions of any award granted pursuant to the 2019 Plan;

(e) Determine whether, to what extent, and under what circumstances an award may be settled in, or the exercise price of an award may be paid in cash, shares, other awards, or other property, or an award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan

Stock Options. ISOs and NSOs are granted under stock option agreements in a form approved by the Committee. The Committee determines the exercise price for stock options, within the terms and conditions of the Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. Options granted under the Plan vest at the rate specified in the stock option agreement as determined by the Committee.

The Committee determines the term of stock options granted under the Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement, or other written agreement between us and the recipient approved by the Committee, provide otherwise, if an option holder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or Cause (as defined in the Plan), the option holder may generally exercise any vested options for a period of three months following the cessation of service. If an option holder’s service relationship with us or any of our affiliates ceases due to death, or an option holder dies within a certain period following cessation of service, the option holder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an option holder’s service relationship with us or any of our affiliates ceases due to disability, the option holder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

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Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the Committee and may include (i) cash, check, bank draft or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of our Common Stock previously owned by the option holder, (iv) a net exercise of the option if it is an NSO or (v) other legal consideration approved by the Board.

Unless the Committee provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the Committee or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements in a form approved by the Committee. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the Committee or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient approved by the Committee, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements in a form approved by the Committee. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us or any other form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. The Committee determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements in a form approved by the Committee. The Committee determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. A stock appreciation right granted under the Plan vests at the rate specified in the stock appreciation right agreement as determined by the Committee. Stock appreciation rights may be settled in cash or shares of Common Stock or in any other form of payment as determined by the Board and specified in the stock appreciation right agreement.

The Committee determines the term of stock appreciation rights granted under the Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Other Stock Awards. The Committee may grant other awards based in whole or in part by reference to our Common Stock. The Compensation Committee will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Non-Employee Director Equity Compensation Policy. The Committee may provide that awards granted to non-employee directors shall be granted pursuant to a written nondiscretionary formula established by the Committee (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the 2019 Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of award(s) to be granted to non-employee directors, the number of shares to be subject to non-employee director awards, the conditions on which such awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee shall determine. The Non-Employee Director Equity Compensation Policy may be modified by the Committee from time to time pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time.

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Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the 2019 Plan, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of ISOs and (iv) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. The following applies to stock awards under the 2019 Plan in the event of certain corporate transactions (as defined in the 2019 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the Committee at the time of grant.

The Committee is authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2019 Plan or with respect to any Award under the 2019 Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i) To provide for the termination of any such award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such award or realization of the holder’s rights;

(ii) To provide that such award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Committee;

(iii) To make adjustments in the number and type of shares of Better Choice stock (or other securities or property) subject to outstanding awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding awards and awards which may be granted in the future;

(iv) to provide that such award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the 2019 Plan or the applicable Award Agreement;

(v) To replace such award with other rights or property selected by the Committee; and/or

(vi) To provide that the award cannot vest, be exercised or become payable after such event.

Plan Amendment or Termination. Our board of directors has the authority to amend, suspend or terminate our Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopts our Plan. No stock awards may be granted under our Plan while it is suspended or after it is terminated.

Summary of Material United States Federal Income Tax Consequences of the 2019 Plan

The following is a summary of the principal federal income tax consequences of option grants and other awards under the 2019 Plan. Optionees and recipients of other rights and awards granted under the 2019 Plan are advised to consult their personal tax advisors before exercising an option or stock appreciation right or disposing of any stock received pursuant to the exercise of an option or stock appreciation right or following vesting of a restricted stock award or restricted stock unit or upon grant of an unrestricted stock award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Nonstatutory Stock Options. Generally, there is no taxation upon the grant of a NSO. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by the Company or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

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Incentive Stock Options. The 2019 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised. The Company is not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and provided that either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is subject to restrictions constituting a substantial risk of forfeiture when it is received (for example, if the employee is required to work for a period of time in order to have the right to transfer or sell the stock), the recipient generally will not recognize income until the restrictions constituting a substantial risk of forfeiture lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following the date of grant, to recognize ordinary income, as of the date of grant, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the restrictions constituting a substantial risk of forfeiture lapse. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards. Generally, the recipient of a restricted stock unit award will generally recognize ordinary income at the time the stock is delivered equal to the excess, if any, of (i) the fair market value of the stock received over any amount paid by the recipient in exchange for the stock or (ii) the amount of cash paid to the participant. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights. Generally, the recipient of a stock appreciation right will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE 2019 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Predecessor Related Person Transactions Prior to the Business Combination

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $50,000 in any one fiscal year, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of our executive officers, one of our directors, or a nominee to become one of our directors;
●	any person who is known by us to be the beneficial owner of more than 5.0% of any class of our voting securities;
●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of any class of our voting securities; and
●	any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5.0% or greater beneficial ownership interest in any class of the Company’s voting securities.

Predecessor did not engage in any related person transactions prior to the Business Combination.

SRx Health Related Person Transactions Prior to the Business Combination

SRx Health did not engage in any related person transactions prior to the Business Combination.

DESCRIPTION OF CAPITAL STOCK

The following summary sets forth the material terms of the Company’s securities following the completion of the Merger. The following summary is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Company’s Amended and Restated Certificate of Incorporation.

Authorized and Outstanding Stock

The Company’s authorized capital stock consists of:

●	200,000,000 shares of common stock, par value $0.001 per share; and
●	4,000,000 shares of preferred stock, par value $0.001 per share, one (1) share of which is designated as Series A Special Voting Preferred Stock (the “Special Voting Share”).

Common Stock

Voting. The holders of Company Common Stock will be entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). Generally, The holder of the Special Voting Share, except as otherwise required under applicable law, shall not be entitled to vote on any matter required or permitted to be voted upon by the stockholders of the Company. Notwithstanding the foregoing, with respect to all meetings of the stockholders of the Company at which the holders of Company Common Stock (each, a “Stockholder Meeting”) and with respect to any written consents sought by the Company from the holders of such common stock (each, a “Stockholder Consent”), the holder of the Special Voting Share shall vote together with the holders of such common stock as a single class except as otherwise required under applicable law, and the holder of the Special Voting Share shall be entitled to cast on such matter a number of votes equal to one vote plus the number of Exchangeable Shares outstanding as of the record date for determining stockholders entitled to vote at such Stockholder Meeting or in connection with the applicable Stockholder Consent (i) that are not owned by the Company or its affiliates and (ii) as to which the holder of the Special Voting Share has received voting instructions from the holders of such Exchangeable Shares in accordance with that certain Voting Trust Agreement by and among the Company, AcquireCo and the trustee thereunder. Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Dividends. The holders of Company Common Stock will be entitled to receive, ratably, dividends only if, when and as declared by the Company Board out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock. The holder of Special Voting Share shall not be entitled to receive any dividends declared and paid by the Company.

Liquidation Rights. In the event of the Company’s liquidation, dissolution or winding-up, the holders of common stock will be entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock. The holder of Special Voting Share shall not be entitled to receive any assets of the Company available for distribution to its stockholders.

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Conversion Right. The holders of Company Common Stock will have no conversion rights.

Preemptive and Similar Rights. The holders of Company Common Stock will have no preemptive or similar rights.

Redemption/Put Rights. There will be no redemption or sinking fund provisions applicable to the Company Common Stock. All of the outstanding shares of Company Common Stock are fully-paid and nonassessable.

Preferred Stock

The Company Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL.

Outstanding Warrants

The Company has Pre-Funded Warrants outstanding to purchase 2,855,697 shares of Company Common Stock as of April 24, 2025 and additional Warrants outstanding to purchase 269,345 shares of Company Common Stock as of April 24, 2025, at a weighted average exercise price of approximately $14.75 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer, LLC.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 3,970,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called only by our chairperson of the board, chief executive officer or when requested in writing by the holders of not less than 10 percent of all the voting power entitled to vote at the meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders.

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Removal of Directors

Our bylaws provide that our board of directors may be removed from office by our stockholders with or without cause, but only at a meeting of the shareholders called expressly for that purpose, upon the approval of the holders of at least a majority in voting power of the outstanding shares of stock entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or, in certain cases, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum

Our bylaws provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer (or affiliate of any of the foregoing) of us to us or the our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine; provided that the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our bylaws described in the preceding sentence.

Amendment of Bylaw Provisions

Our certificate of incorporation provides that our board of directors has the power to make, amend, alter or repeal our bylaws. Our bylaws provide that they may be repealed or amended, and new bylaws maybe adopted, by our board of directors or the stockholders in accordance with Section 109 of the DGCL.

Amendment of Charter Provisions

Our certificate of incorporation reserves our right to amend, alter, change or repeal any provision contained in our certificate of incorporation, in the manner prescribed by statute, and all rights conferred upon stockholders in our certificate of incorporation are granted subject to this reservation. Any amendments may be passed by a majority of the outstanding voting power and not by a majority of each class or series of outstanding capital stock.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our bylaws provides that no contract or other transaction between us and one or more of our directors or any other corporation, firm, association or entity in which one or more of our directors are directors or officers or are financially interested, will be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or one of its committees which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to our board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to us at the time it is authorized by our board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of our board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

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Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except to the extent such exemption or limitation thereof is not permitted under the DGCL and applicable law. Delaware law provides that such a provision may not limit the liability of directors:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our certificate of incorporation also require us to pay any expenses incurred by any director or officer in defending against any such action, suit or proceeding in advance of the final disposition of such matter to the fullest extent permitted by law, subject to the receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified as authorized by our amended and restated bylaws or otherwise. We have entered or will enter into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Company Common Stock is currently available for trading on the NYSE American under the symbol “SRXH.”

Holders

As of the date of this filing, there are approximately 276 record holders of our Common Stock.

Dividend Policy

We do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain our future earnings, if any, to finance the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations and financial condition, capital requirements, business prospects, statutory and contractual restrictions on our ability to pay cash dividends, including restrictions contained in our credit agreements, and other factors our board of directors may deem relevant. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them..

LEGAL PROCEEDINGS

From time to time, the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on our business and financial condition.

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INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Section 145 of the General Corporation Law of the State of Delaware, we may indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our Certificate of Incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our Bylaws provide for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART F/S

Reference is made to the disclosure set forth under Item 9.01 of this Current Report, which disclosure is incorporated herein by reference.

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INDEX TO EXHIBITS

See Item 9.01(c) below, which is incorporated by reference herein.

DESCRIPTION OF EXHIBITS

See Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.01.	Changes in Control of the Registrant.

As a result of the Merger, we experienced a change in control, with the former stockholders of SRx Health acquiring control of the Company. The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 24, 2025, concurrent with the Merger, we amended our certificate of incorporation to change the name of the Company from “Better Choice Company Inc.” to “SRx Health Solutions, Inc.”. The Certificate of Incorporation, as amended, is included as Exhibits 3.1 through 3.6 hereto.

Commencing on April 30, 2025, the trading symbol for the Company Common Stock, which is currently listed on the NYSE American, changed from “BTTR” to “SRXH.”

Item 8.01	Other Events

On April 25, 2025, the Company issued a press release announcing the closing of the Merger. A copy of the press release is included as Exhibit 99.1 to the Current Report on Form 8-K.

On April 25, 2025, 2022, the Company issued a press release announcing the cancellation of a previously announced stock dividend. A copy of the press release is included as Exhibit 99.2 to the Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of business acquired

The Company intends to file the financial statements of SRx Health required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

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(c)	Exhibits

Exhibit	Exhibit Description	Form	File No.	Exhibit	Filing date
2.1	Arrangement Agreement, dated September 3, 2024, between Better Choice Company Inc., and SRx Health Solutions, Inc., as amended December 6, 2024, January 24, 2025 and February 25, 2025	8-K	001-40477	10.1	09/09/2024
2.2*	Certificate and Articles of Arrangement, filed with the Province of Ontario, effective April 24, 2025	8-K	333-161943	2.2	05/10/2019
3.1	Certificate of Incorporation, dated January 1, 2019	10-Q	333-161943	3.1	04/15/2019
3.2	Certificate of Amendment to Certificate of Incorporation, dated February 1, 2019	10-Q	333-161943	3.2	04/15/2019
3.3	Certificate of Amendment to Certificate of Incorporation, dated March 13, 2019	8-K	333-161943	3.1	03/20/2019
3.4	Certificate of Amendment to Certificate of Incorporation, dated April 18, 2019	10-KT	333-161943	3.5	07/25/2019
3.5	Certificate of Amendment to Certificate of Incorporation, dated July 30, 2020	8-K	333-161943	99.1	07/30/2020
3.6*	Certificate of Amendment to Certificate of Incorporation, dated April 24, 2025
3.7	Bylaws	10-Q	333-161943	3.5	04/15/2019
3.8*	Certificate of Designation for Series A Special Voting Preferred Stock, filed April 24, 2025
21.1*	Subsidiaries of the Company
99.1*	Press Release Announcing Closer of Merger
99.2	Press Release Announcing Cancellation of Stock Dividend	8-K	001-40477	99.1	04/25/2025

______________________

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRx Health Solutions, Inc.

Date: April 30, 2025	By:	/s/ Carolina Martinez
Carolina Martinez Chief Financial Officer

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